                                                                   EXHIBIT 10.35


                               UP TO $125,000,000



                                CREDIT AGREEMENT


                           DATED AS OF JANUARY 3, 2001


                                      AMONG


                                GENEVA STEEL LLC
                                   AS BORROWER


                                       AND
                      THE LENDERS AND ISSUERS PARTY HERETO

                                       AND


                               CITICORP USA, INC.
                                    AS AGENT




                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                          NEW YORK, NEW YORK 10153-0119

              CREDIT AGREEMENT, dated as of January 3, 2001, among GENEVA STEEL LLC, a Delaware limited liability company (the "Borrower"), the Lenders (as defined below), the Issuers (as defined below) and CITICORP USA, INC. ("Citicorp"), as agent for the Lenders and the Issuers and for the Secured Parties (as defined below) (in such capacity, the "Agent").

                              W I T N E S S E T H:

              WHEREAS, the Borrower has requested that the Lenders and Issuers make available for the purposes specified in this Agreement a revolving credit and letter of credit facility; and

              WHEREAS, the Lenders and Issuers are willing to make available to the Borrower such revolving credit and letter of credit facility upon the terms and subject to the conditions set forth herein;

              NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

              SECTION 1.1. DEFINED TERMS. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

              "Account" has the meaning specified in the Security Agreement.

              "Account Debtor" has the meaning specified in the Security Agreement.

              "Additional Discretionary Amount" means, for any date of determination, an amount (which shall not be less than zero) equal to (a) 90% of the net cash proceeds received by the Borrower (after payment of fees, commissions, expenses and the like) in respect of all Equity Issuances or capital contributions from the Effective Date to the date of such determination other than net cash proceeds described in clause (c) of this definition; plus
(b) 75% of the net cash proceeds received by the Borrower (after payment of fees, commissions, expenses and the like) of Permitted Subordinated Indebtedness incurred after the Effective Date, other than Permitted Subordinated Indebtedness representing a loan of the proceeds of a rights offering conducted by Holdings pursuant to the Plan of Reorganization or the re-loaned proceeds of the repayment to Holdings of outstanding Permitted Subordinated Indebtedness; plus (c) 100% of up to $18,000,000 of the net cash proceeds received by the Borrower (after payment of fees, commissions, expenses and the like) in excess of $30,000,000 of such net cash proceeds in respect of Equity Issuances or Debt Issuances the proceeds of which are applied towards the purchase, construction or installment of the Walking Beam Furnace; minus (d) mandatory prepayments made in respect of Indebtedness of the Borrower or any of the Restricted Subsidiaries that are required to be made from net cash proceeds referred to in clauses (a) through (c) above; minus (e) the aggregate amount of Investments made after the Effective Date pursuant to Section 8.3(h); and minus (f) the aggregate amount of Restricted Payments made after the Effective Date pursuant to Section 8.5(e).

              "Advance Rate" means (a) up to 85% in the case of Eligible Receivables and (b) up to the percentages set forth on Schedule III in the case of Eligible Inventory. Subject to the foregoing, any Advance Rate may be prospectively adjusted by the Agent from time to time upon at least five Business Days' prior written notice to the Borrower as long as such adjustment is in good faith and in accordance with the Agent's customary practices and criteria and is based on a collateral review by the Agent.

              "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person who is the beneficial owner of 20% or more of any class of Voting Stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

              "Agent" has the meaning specified in the preamble to this Agreement.

              "Agreement" means this Credit Agreement.

              "Applicable Margin" means (a) during the period from the Effective Date to the first Business Day of the first calendar month after receipt by the Agent of the financial statements required to be delivered by Section 6.1(b) for the full Fiscal Quarter ending on June 30, 2001, with respect to the Revolving Loans maintained as (i) Base Rate Loans, a rate equal to 1.75% per annum and
(ii) Eurodollar Rate Loans, a rate equal to 2.75% per annum and (b) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below opposite the applicable type of Loan and the then applicable Leverage Ratio (determined for the period ending on the last day of the most recent Fiscal Quarter or Fiscal Year, as applicable, for which Financial Statements have been delivered pursuant to Section 6.1) set forth below:

--------------------------------------------------------------------------------
                                                    BASE RATE     EURODOLLAR
                   LEVERAGE RATIO                     LOANS       RATE LOANS
--------------------------------------------------------------------------------
Less than 1.15 to 1                                   1.25%          2.25%
--------------------------------------------------------------------------------
Less than 1.65 to 1 and equal to or greater than
1.15 to 1                                             1.50%          2.50%
--------------------------------------------------------------------------------
Less than 2.15 to 1 and equal to or greater than
1.65 to 1                                             1.75%          2.75%
--------------------------------------------------------------------------------
Less than 2.85 to 1 and equal to or greater than
2.15 to 1                                             2.00%          3.00%
--------------------------------------------------------------------------------
Greater than or equal to 2.85 to 1
                                                      2.25%          3.25%
--------------------------------------------------------------------------------

Subsequent changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective as to all Loans on the first day of the next succeeding calendar month after delivery by the Borrower to the Agent of new financial statements pursuant to Section 6.1(b) for each of the first three Fiscal Quarters of each Fiscal Year and Section 6.1(c) for each Fiscal Year. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Leverage Ratio), if the Borrower shall fail to deliver such financial statements within the time periods specified in Section 6.1(b) or (c), as applicable, the Applicable Margin from the 50th day after the end of such Fiscal Quarter or from the 95th day after the end of such Fiscal Year, as the case may be, to but not including the date the Borrower delivers to the Agent such financial statements shall equal the highest Applicable Margin set forth above.

              "Applicable Lending Office" means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan, and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

              "Applicable Unused Commitment Fee Rate" means (a) during the period from the Effective Date to the first Business Day of the first calendar month after receipt by the Agent of the financial statements required to be delivered by Section 6.1(b) for the Fiscal Quarter ending on June 30, 2001, 0.50% per annum and (b) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then applicable Leverage Ratio (determined for the period ending on the last day of the most recent Fiscal Quarter or Fiscal Year, as applicable, for which Financial Statements have been delivered pursuant to Section 6.1) set forth below:

------------------------------------------------------------
                                     APPLICABLE UNUSED
          LEVERAGE RATIO            COMMITMENT FEE RATE
------------------------------------------------------------
Less than 2.15 to 1                        0.50%
------------------------------------------------------------
Greater than or equal to                   0.625%
2.15 to 1
------------------------------------------------------------


Subsequent changes in the Applicable Unused Commitment Fee Rate resulting from a change in the Leverage Ratio shall become effective on the first day of the next succeeding calendar month after delivery by the Borrower to the Agent of new financial statements pursuant to Section 6.1(b) for each of the first three Fiscal Quarters of each Fiscal Year and Section 6.1(c) for each Fiscal Year. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Leverage Ratio), if the Borrower shall fail to deliver such financial statements with the time periods specified in Section 6.1(b) or (c), as applicable, the Applicable Unused Commitment Fee from the 50th day after the end of such Fiscal Quarter or the 95th day after the end of such Fiscal Year, as the case may be, to but not including the date the Borrower delivers to the Agent such financial statements shall conclusively equal the highest Applicable Unused Commitment Fee Rate set forth above.

              "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

              "Asset Sale" has the meaning specified in Section 8.4.

              "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit A.

              "Availability Reserves" means, as of two Business Days after the date of written notice of any determination thereof to the Borrower by the Agent, such amounts as the Agent may from time to time establish against the Facility, in the Agent's sole discretion, in order either (a) to preserve the value of the Collateral, the Agent's Lien thereon or the amount realizable therefrom or (b) to provide for the payment of unanticipated liabilities of any of the Loan Parties arising after the Effective Date or for the discharge of the Loan Parties' obligations under the Collateral Documents to the extent not paid when due.

              "Available Credit" means, at any time, an amount equal to (a) the lesser of (i) the Revolving Credit Commitments in effect at such time and (ii) the Borrowing Base at such time, minus (b) the sum of (i) the aggregate Revolving Credit Outstandings at such time and (ii) any Availability Reserves in effect at such time.

              "Bailee's Letter" means a letter in substantially the form of Exhibit J or such other form as may be approved by the Agent executed by any Person (other than the Borrower) who is in possession of Inventory on behalf of the Borrower pursuant to which such Person acknowledges, among other things, the Agent's Lien with respect thereto.

              "Bankruptcy Code" means title 11, United States Code, as amended from time to time.

              "Bankruptcy Court" means the United States Bankruptcy Court for the District of Utah.

              "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of:

              (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

              (b) the sum (adjusted to the nearest 0.25% or, if there is no nearest 0.25%, to the next higher 0.25%) of (i) 0.5% per annum plus (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the maximum annual assessment rates payable to the Federal Deposit Insurance Corporation (or any successor) by banks which are members of the Bank Insurance Fund for insuring Dollar deposits in the United States; and

              (c) the sum of (i) 0.5% per annum plus (ii) the Federal Funds
       Rate.

              "Base Rate Loan" means any Loan during any period in which it bears interest based on the Base Rate.

              "Blocked Account" has the meaning specified in the Security Agreement.

              "Blocked Account Bank" has the meaning specified in the Security Agreement.

              "Blocked Account Letter" has the meaning specified in the Security Agreement.

              "Borrowing" means a borrowing consisting of Loans made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments.

              "Borrowing Base" means at any time (a) the product of the Advance Rate then in effect for Eligible Receivables and the face amount of all Eligible Receivables of the Borrower (calculated net of all finance charges, late fees and other fees which are unearned, sales, excise or similar taxes, and credits or allowances granted at such time) at such time, plus (b) the lesser of (i) the sum of the products, determined for each category of Inventory, of the Advance Rate then in effect for Eligible Inventory of such category multiplied by the value of all Eligible Inventory in such category at such time (with value being determined, in each case, at the lower of (y) cost determined on a basis consistent with the past practices of the Borrower or as modified with the consent of the Agent or (z) market) and (ii) the Inventory Availability Sublimit, plus (c) all cash on deposit at such time in a Cash Collateral Account, minus (d) any Eligibility Reserve then in effect.

              "Borrowing Base Certificate" means a certificate of the Borrower substantially in the form of Exhibit E.

              "Business Day" means a day of the year on which banks are not required or authorized to close in New York City or the State of Utah and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

              "Capital Expenditures" means, with respect to the Borrower and the Restricted Subsidiaries for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries prepared in conformity with GAAP, excluding interest capitalized during construction. For the purpose of this definition, (a) the purchase price of equipment which is acquired simultaneously with the trade-in of existing equipment owned by the Borrower or any of the Restricted Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment being traded-in at such time or the amount of such insurance proceeds, as the case may be, and (b) the purchase price of equipment which is acquired within 180 days after the sale of existing equipment owned by the Borrower or any of the Restricted Subsidiaries shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the lower of the cash received from such sale or the book value of such equipment being sold at such time.

              "Capital Lease" means, with respect to any Person, any lease of property by such Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

              "Capital Lease Obligations" means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases, as determined on a consolidated basis in conformity with GAAP.

              "Cash Collateral Account" has the meaning specified in the Security Agreement.

              "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) which, at the time of acquisition, are rated at least "A-1" by Standard & Poor's Rating Services ("S&P") or "P-1" by Moody's Investors Services, Inc. ("Moody's"), (c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's, and (d) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) through (c) above, (ii) has net assets of not less than $500,000,000 and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a) through (c) above shall not exceed 270 days from the date of acquisition; provided, further, that, with respect to the Borrower, the term "Cash Equivalents" shall include obligations of the type referred to in clauses (a) through (c) above, where the deposit institution, issuer or money market fund having such obligations has a rating of "A-2" by S&P or "P-2" by Moody's to the extent that Cash Equivalents maintained with such "A-2" or "P-2" rated institutions do not exceed 40% of total Cash Equivalents held by the Borrower.

              "Cash Interest Expense" means, with respect to any Person for any period, the Interest Expense of such Person for such period less the Non-Cash Interest Expense of such Person for such period.

              "Change of Control" means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) other than Permitted Holders shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 32.5% or more of the issued and outstanding Voting Stock of Holdings; (b) during any period of 12 consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election by the board of directors of Holdings or whose nomination for election by the stockholders of Holdings was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, or (c) Holdings shall cease to own and control at least 75% of the economic and voting rights associated with all of the outstanding Stock of the Borrower; provided, however, that if Holdings owns and controls less than 100% of the voting rights of the Borrower, it shall be a Change of Control if Holdings shall not own and control sufficient voting power to approve by itself all matters requiring a shareholder vote under the Borrower's Constituent Documents or pursuant to any Requirement of Law.

              "Citibank" means Citibank, N.A., a national banking association.

              "Citicorp" has the meaning specified in the preamble to this Agreement.

              "Code" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

              "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any of the Collateral Documents (and not released pursuant to the terms thereof).

              "Collateral Documents" means the Security Agreement and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Secured Obligations.

              "Compliance Certificate" has the meaning specified in Section 6.1(d).

              "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan of Reorganization.

              "Consignor's Letter" means a letter in substantially the form of Exhibit K, or such other form acceptable to the Agent, executed by any Person (other than the Borrower) who is in possession of Inventory on behalf of the Borrower by way of consignment pursuant to which such Person acknowledges, among other things, the Agent's Lien with respect thereto.

              "Consolidated Cash Flow" means, for the Borrower and the Restricted Subsidiaries for any period, EBITDA of the Borrower and the Restricted Subsidiaries for such period plus (a) the sum of (i) the excess, if any, of the Working Capital of the Borrower and the Restricted Subsidiaries at the beginning of such period over the Working Capital of the Borrower and the Restricted Subsidiaries at the end of such period, (ii) net cash proceeds to the extent constituting Additional Discretionary Amount by reason of clause (c) of the definition of Additional Discretionary Amount, (iii) 100% of the net cash proceeds received by the Borrower (after payment of fees, commissions, expenses and the like) in respect of all Equity Issuances or capital contributions from the Effective Date to the last date of such period other than any net cash proceeds described in clause (c) of the definition of Additional Discretionary Amount, (iv) 100% of the net cash proceeds received by the Borrower (after payment of fees, commissions, expenses and the like) of Permitted Subordinated Indebtedness representing a loan of the proceeds of a rights offering conducted by Holdings pursuant to the Plan of Reorganization or the re-loaned proceeds of the repayment to Holdings of outstanding Permitted Subordinated Indebtedness, and (v) unrestricted cash of the Borrower and the Restricted Subsidiaries to the extent that such amount would be reflected as cash on a consolidated balance sheet as of such date of the Borrower and the Restricted Subsidiaries on the Effective Date prepared in accordance with GAAP (excluding the proceeds of the Revolving Loans, the Swing Loans and the proceeds of the term loans made pursuant to the Term Loan Documents), minus (b) the sum of (without duplication)
(i) scheduled and mandatory cash principal payments on the Loans during such period and optional cash principal payments on the Loans during such period (but only to the extent that the Revolving Credit Commitments are permanently reduced by the amount of such payments), (ii) scheduled cash principal payments made by the Borrower or any Restricted Subsidiary during such period on other Indebtedness to the extent such other Indebtedness and payments are permitted by this Agreement, (iii) scheduled and mandatory interest payments on the Loans and other Indebtedness to the extent such other Indebtedness is permitted by this Agreement, (iv) scheduled payments made by the Borrower or any Restricted Subsidiary on Capital Lease Obligations to the extent such Capital Lease Obligations and payments are permitted by this Agreement, (v) Capital Expenditures made by the Borrower or any Restricted Subsidiary during such period to the extent not reflected in clauses (a)(ii), (a)(iii) and (a)(iv) of this definition, (vi) all payments in respect of Taxes measured by income made by the Borrower and the Restricted Subsidiaries during such period, (vii) the excess, if any, of the Working Capital of the Borrower and the Restricted Subsidiaries at the end of such period over the Working Capital of the Borrower and the Restricted Subsidiaries at the beginning of such period, (viii) any cash dividends paid during such period in respect of the Stock of the Borrower, (ix) any Restricted Payments made during such period, (x) any cash Investment made by the Borrower or any Restricted Subsidiary during such period, and (xi) the face amount of any Letters of Credit.

              "Consolidated Current Assets" means, with respect to any Person at any date, the total consolidated current assets (other than cash and Cash Equivalents) of such Person and its Subsidiaries at such date, determined in conformity with GAAP.

              "Consolidated Current Liabilities" means, with respect to any Person at any date, all liabilities of such Person and its Subsidiaries at such date which should, in accordance with GAAP, be classified as current liabilities on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP, but excluding, in the case of the Borrower the sum of (a) the principal amount of any current portion of long-term Financial Covenant Debt and (b) (without duplication of clause (a) above) the then outstanding principal amount of the Loans.

              "Consolidated Net Income" means, for the Borrower for any period, the net income (or loss) of the Borrower and the Restricted Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP; provided, however, that (a) the net income of any other Person in which the Borrower or one of the Restricted Subsidiaries has a joint interest with a third party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Borrower or any Restricted Subsidiary, (b) the net income of any Restricted Subsidiary that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, (c)(i) the net income (or loss) of any Person acquired in a pooling of interest transaction for any period prior to the date of such acquisition and (ii) any net gain or loss resulting from an Asset Sale by the Borrower or any Restricted Subsidiary other than in the ordinary course of business shall be excluded, (d) extraordinary gains and losses and any one-time increase or decrease to net income which is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP shall be excluded and (e) all restructuring charges in connection with the consummation of the Plan of Reorganization shall be excluded.

              "Constituent Documents" means, with respect to any Person, (a) the articles or certificate of incorporation (or the equivalent organizational documents) of such Person, (b) the by-laws (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person's Stock.

              "Contaminant" means any material, substance or waste that is classified, regulated or forms the basis of liability under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

              "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

              "Control Account Letter" has the meaning specified in the Security Agreement.

              "Covenant Liquidity Event Period" means (a) any period (i) beginning on the first date on which the Available Credit is less than $50,000,000 for one Business Day and (ii) ending on the first date on which the Available Credit is greater than $50,000,000.

              "Customary Permitted Liens" means, with respect to any Person, any of the following Liens:

              (a) Liens with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

              (b) Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

              (c) deposits made in the ordinary course of business in connection with self-insurance programs, worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, leases and other contracts (other than for the repayment of borrowed money) and surety, appeal, customs, performance or reclamation bonds;

              (d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property which do not materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

              (e) encumbrances arising under leases or subleases of real property which do not in the aggregate materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

              (f) financing statements of a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business;

              (g) expired financing statements and financing statements filed for precautionary purposes.

              "DAQ" has the meaning specified in Section 4.17(g).

              "Debt Issuance" means the incurrence of Indebtedness of the type specified in clause (a), (b) and (f) of the definition of "Indebtedness" by the Borrower or any of its Subsidiaries.

              "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default.

              "Disclosure Statement" means the Disclosure Statement of the Borrower pursuant to section 1125 of the Bankruptcy Code for the Plan of Reorganization.

              "Disqualified Stock" means with respect to any Person, any Stock which, by its terms (or by the terms of any Security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness of such Person, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to six months after the Scheduled Termination Date.

              "Dollars" and the sign "$" each mean the lawful money of the United States of America.

              "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule II or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

              "Domestic Subsidiary" means any Subsidiary of the Borrower organized under the laws of any state of the United States of America or the District of Columbia.

              "EBITDA" means, with respect to the Borrower for any period, an amount equal to (a) Consolidated Net Income of the Borrower and the Restricted Subsidiaries for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income of the Borrower and the Restricted Subsidiaries for such period in accordance with GAAP, but without duplication, (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items and (iv) depreciation, depletion and amortization of intangibles, including amortization of goodwill resulting from fresh start accounting in connection with the consummation of the Plan of Reorganization, or financing or acquisition costs and (v) all other non-cash charges and non-cash losses for such period, including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants but excluding accruals for cash liabilities that will be paid in cash minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income of the Borrower and the Restricted Subsidiaries for such period in accordance with GAAP, but without duplication,
(i) any credit for income tax, (ii) gains from extraordinary items for such period, and (iii) any other non-cash income items or non-cash gains which have been added in determining Consolidated Net Income.

              "Effective Date" shall mean the first date on which any Loan is made or Letter of Credit is issued.

              "Eligibility Reserves" means, effective as of two Business Days after the date of written notice of any determination thereof to the Borrower by the Agent, such amounts as the Agent, in its sole discretion, may from time to time establish against the gross amounts of Eligible

Receivables and Eligible Inventory to reflect risks or contingencies arising after the Effective Date which may affect any one or class of such items and which have not already been taken into account in the calculation of the Borrowing Base.

              "Eligible Assignee" means (a) a Lender or any Affiliate or Approved Fund of such Lender; (b) a commercial bank having total assets in excess of $5,000,000,000; (c) a finance company, insurance company, other financial institution or fund reasonably acceptable to the Agent, which is regularly engaged in making, purchasing or investing in loans, and having a net worth, determined in accordance with GAAP, in excess of $250,000,000 or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Agent and the Borrower; or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof which has a net worth, determined in accordance with GAAP, in excess of $250,000,000.

              "Eligible Inventory" means Inventory of the Borrower, including raw materials, work-in-process, finished goods, parts and supplies (a) which is owned solely by the Borrower, (b) with respect to which the Agent has a valid and perfected first priority Lien, (c) with respect to which no representation or warranty contained in any of the Loan Documents has been breached, (d) which is not, in the Agent's sole discretion, obsolete or unmerchantable, and (e) with respect to which (in respect of any Inventory labeled with a brand name or trademark and sold by the Borrower pursuant to a trademark owned by the Borrower or a license granted to the Borrower) the Agent would have rights under such trademark or license pursuant to the Security Agreement or other agreement satisfactory to the Agent to sell such Inventory in connection with a liquidation thereof. No Inventory of the Borrower shall be Eligible Inventory if such Inventory consists of (i) goods returned or rejected by customers other than goods that are resaleable or usable in the normal course of business, (ii) goods to be returned to suppliers, (iii) goods in transit (unless otherwise determined to be eligible by the Agent in its sole discretion after a request for such determination by the Borrower) or (iv) goods located, stored, used or held at the premises of a third party unless (A) the Agent shall have received a Landlord Waiver, Bailee's Letter or Consignor's Letter or (B) in the case of Inventory not in possession of the Borrower, an Eligibility Reserve satisfactory to the Agent shall have been established with respect thereto.

              "Eligible Receivable" means the gross outstanding balance of those Accounts of the Borrower arising out of sales of merchandise, goods or services in the ordinary course of business or which are repurchased by or assigned to the Borrower upon the termination of the Mannesmann Agreement, which are made by the Borrower to a Person that is not an Affiliate of the Borrower (except as consented to by the Agent), and that constitute Collateral in which the Agent has a fully perfected first priority Lien; provided, however, that an Account shall in no event be an Eligible Receivable if:

              (a) such Account is either (i) more than 90 days past the original invoice date thereof, in respect of sales having payment terms not in excess of 60 days according to the original terms of sale, or (ii) in respect of sales having payment terms in excess of 60 days according to the original terms of sale, more than 30 days past due or 120 days past the original invoice date thereof; or

              (b) any warranty contained in this Agreement or any other Loan Document with respect to such specific Account is not true and correct with respect to such Account; or

              (c) the Account Debtor on such Account has disputed liability or made any claim with respect to any other Account due from such Account Debtor to the Borrower but only to the extent of such dispute or claim; or

              (d) the Account Debtor on such Account has: (i) filed a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors; (ii) made a general assignment for the benefit of creditors;
       (iii) had filed against it any pending petition or other application for relief under the Bankruptcy Code or any such other law; (iv) has failed, suspended business operations, become insolvent, called a general meeting of its creditors for the purpose of obtaining any financial concession or accommodation; or (v) had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs, unless such Account Debtor (A) is a debtor-in-possession in a case then pending under chapter 11 of the Bankruptcy Code, (B) has established debtor-in-possession financing which is satisfactory to the Agent in its sole discretion and (C) otherwise satisfies each of the requirements set forth in this definition of Eligible Receivables; or

              (e) the Account Debtor on such Account or any of its Affiliates is also a supplier to or creditor of the Borrower unless such supplier or creditor has executed a no-offset letter satisfactory to the Agent, in its sole discretion; provided, however, that the ineligibility of such Account shall extend only to the aggregate amount owing by the Borrower and its Subsidiaries to such Account Debtor unless a lesser amount shall otherwise be approved by the Agent; or

              (f) the sale represented by such Account is to an Account Debtor located outside the United States, unless the sale is on letter of credit or acceptance terms or is otherwise guaranteed on terms acceptable to the Agent in its sole discretion; or

              (g) the sale to such Account Debtor on such Account is on a bill-and-hold, guaranteed sale, sale-and-return, sale-on-approval or consignment basis (unless such sale is on such terms as are acceptable to the Agent in its sole discretion); or

              (h) such Account is subject to a Lien in favor of any Person other than the Agent for the benefit of the Secured Parties; or

              (i) such Account (i) is subject to any existing deduction, offset, dispute, counterclaim, return privilege (other than in respect of the Mannesmann Agreement) or other conditions other than volume sales discounts given in the ordinary course of the Borrower's business; provided, however, that the ineligibility of such Account shall extend only to the amount claimed (if determinable) by the Account Debtor in connection with such deduction, offset, counterclaim, or return privilege; provided, further, that if such amount claimed is not determinable or with reasonable certainty, the entire Account shall be ineligible or (ii) is subject to other existing conditions to the extent they call into question the payment of such Account; or

              (j) the Account Debtor on such Account is located in New Jersey or Minnesota, unless the Borrower (i) has received a certificate of authority to do business and is in good standing in such state or (ii) has filed a Notice of Business Activities Report with the appropriate office or agency of such state for the current year; or

              (k) the Account Debtor on such Account is a Governmental Authority, unless the Borrower has assigned its rights to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended, in the case of a federal Governmental Authority, and pursuant to applicable law, if any, in the case of any other Governmental Authority, and such assignment has been accepted and acknowledged by the appropriate government officers; or

              (l) 50% or more of the outstanding Accounts of the Account Debtor have become, or have been determined by the Agent, in accordance with the provisions hereof, not to be Eligible Receivables; or

              (m) the sale represented by such Account is denominated in a currency other than Dollars or the amount receivable in respect of such Account has not been hedged with a foreign currency contract denominated in Dollars on terms acceptable to the Agent in its sole discretion; or

              (n) such Account is not evidenced by an invoice or other writing in form acceptable to the Agent, in its sole discretion; or

              (o) the Borrower, in order to be entitled to collect such Account, is required to perform any additional service for, or perform or incur any additional obligation to, the Person to whom or to which it was made; or

              (p) the total Eligible Accounts (excluding the Accounts due from Mannesmann) of such Account Debtor to the Borrower represent more than 20% of the Eligible Receivables individually or in the aggregate as to the Borrower at such time (unless otherwise approved by the Agent in its sole discretion), but only to the extent of such excess.

              "Environmental Laws" means all applicable Requirements of Law now or hereafter in effect, as amended or supplemented from time to time, relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C.
Section 180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C. Section 7401 et seq.); the Clean Air Act, as amended (42 U.S.C. Section 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. Section 300f et seq.); and their state and local counterparts or equivalents and any transfer of ownership notification or approval statute.

              "Environmental Liabilities and Costs" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, which relate to any environmental, health or safety condition or a Release or threatened Release, and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

              "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

              "Equity Issuance" means the issue or sale of any Stock of the Borrower or any of the Restricted Subsidiaries by the Borrower or any Restricted Subsidiary to any Person other than the Borrower or any of such Subsidiaries.

              "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

              "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Borrower or any of its Subsidiaries within the meaning of Section 414 (b), (c),
(m) or (o) of the Code.

              "ERISA Event" means with respect to any Loan Party or ERISA Affiliate (a) a reportable event described in Section 4043(b) or 4043(c)(1),
(2), (3), (5), (6), (8) or (9) of ERISA with respect to a Title IV Plan or a Multiemployer Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
(c) the complete or partial withdrawal of any Loan Party or any ERISA Affiliate from any Multiemployer Plan; (d) notice of reorganization or insolvency of a Multiemployer Plan; (e) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan; (h) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on any Loan Party or any ERISA Affiliate; or (i) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

              "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

              "Eurodollar Base Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate of interest determined by the Agent to be the average (rounded upward to the nearest whole multiple of 1/16 of one percent per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered by the principal office of Citibank in London to major banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Loan of Citibank for a period equal to such Interest Period.

              "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule II or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

              "Eurodollar Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b) a percentage equal to 100% minus the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

              "Eurodollar Rate Loan" means any Loan that, for an Interest Period, bears interest based on the Eurodollar Rate.

              "Event of Default" has the meaning specified in Section 9.1.

              "Facility" means the Revolving Credit Commitments and the provisions herein related to the Revolving Loans, Swing Loans and Letters of Credit.

              "Fair Market Value" means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the Nasdaq Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such business day by a financial institution of recognized standing acceptable to the Agent which regularly deals in securities of such type.

              "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

              "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

              "Fee Letter" shall mean the letter dated as of November 20, 2000, addressed to the Borrower from Citicorp and accepted by the Borrower on November 22, 2000, with respect to certain fees to be paid from time to time to Citicorp.

              "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in any pending chapter 11 case or the docket of any other court of competent jurisdiction, with respect to which 10 days have elapsed since the entry of such order and which has not been reversed, stayed, modified or amended and is in full force and effect.

              "Financial Covenant Debt" of any Person means Indebtedness of the type specified in clauses (a) and (b), clause (c) in respect of letters of credit and bankers' acceptances, and clauses (d), (e), (f) and (h) of the definition of "Indebtedness" less any cash on such Person's balance sheet and less any Permitted Subordinated Indebtedness.

              "Financial Statements" means the financial statements of the Borrower and its Subsidiaries delivered in accordance with Sections 4.4 and 6.1.

              "Fiscal Quarter" means each of the three-month periods ending on March 31, June 30, September 30 and December 31.

              "Fiscal Year" means each 12-month period ending on December 31.

              "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

              "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

              "Guarantor" means each Subsidiary Guarantor.

              "Guaranty" means the guaranty, in substantially the form of Exhibit H.

              "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof including, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise),
(ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, or (v) to supply funds to or in any other manner invest in such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii),
(iii), (iv) or (v) of clause (b) of this sentence the primary purpose or intent thereof is as described in the preceding sentence; provided, however, that it is understood that the transactions contemplated in the Mannesmann Agreement shall not be deemed "Guaranty Obligations" for any purpose of this Agreement. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

              "Hedging Contracts" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

              "Holdings" means Geneva Steel Holdings Corp., a Delaware corporation.

              "Indebtedness" of any Person means without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business, (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person, (g) all Guaranty Obligations of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person (other than for Stock or Stock Equivalents of such Person), valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends payable in cash, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person and (j) all Indebtedness of the type referred to above of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including Accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

              "Indemnitees" has the meaning specified in Section 11.4.

              "Intercreditor Agreement" means the intercreditor agreement substantially in the form of Exhibit N among the Agent, the Term Loan Agent and the Borrower.

              "Interest Expense" means, with respect to the Borrower for any period, (a) total interest expense of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP and including, in any event, interest capitalized during construction for such period and net costs under Interest Rate Contracts for such period minus (b) the sum of (i) net gains of the Borrower and the Restricted Subsidiaries under Interest Rate Contracts for such period determined on a consolidated basis in conformity with GAAP plus (ii) any interest income of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP.

              "Interest Period" means, in the case of any Eurodollar Rate Loan,
(a) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Agent pursuant to Section 2.2 or 2.11, and (b) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to Section 2.11, a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Conversion or Continuation given to the Agent pursuant to Section 2.11; provided, however, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:

                     (i) if any Interest Period would otherwise end on a day
              which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                     (ii) any Interest Period that begins on the last Business
              Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                     (iii) the Borrower may not select any Interest Period that ends after the date of a scheduled principal payment on the Loans as set forth in Article II unless, after giving effect to such selection, the aggregate unpaid principal amount of the Loans for which Interest Periods end after such scheduled principal payment shall be equal to or less than the principal amount to which the Loans are required to be reduced after such scheduled principal payment is made;

                     (iv) the Borrower may not select any Interest Period in
              respect of Loans having an aggregate principal amount of less than $7,500,000; and

                     (v) there shall be outstanding at any one time no more than eight Interest Periods in the aggregate.

              "Interest Rate Contracts" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

              "Investment" means, with respect to any Person, (a) any purchase or other acquisition by that Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by that Person of all or a majority of the assets of a business conducted by another Person, and (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by that Person to any other Person, including all Indebtedness of any other Person to that Person arising from a sale of property by that Person other than in the ordinary course of its business unless payable and paid within 90 days of such sale or, in the case of property which is not Collateral, within 180 days of such sale, and (d) Guaranty Obligations incurred by that Person other than on behalf of a Restricted Subsidiary; provided, however, that the term "Investment" shall not include the repurchase by, or assignment to, the Borrower of receivables and Inventory from Mannesmann pursuant to the Mannesmann Agreement; and provided, further, that for purposes of Section 8.3 the designation of a Subsidiary of the Borrower as a Non-Recourse Subsidiary shall be deemed to be the making of an Investment in an amount equal to the greater of (x) the aggregate Investment by the Borrower and the Restricted Subsidiaries in such Subsidiary at the time of such designation or (y) the aggregate Fair Market Value of all of the assets of such Subsidiary at the time of such designation.

              "Inventory" has the meaning specified in the Security Agreement.

              "Inventory Availability Sublimit" means $85,000,000.

              "IRS" means the Internal Revenue Service of the United States or any successor thereto.

              "Issuer" means each Lender or Affiliate of a Lender that (a) is listed on the signature pages hereof as an "Issuer" or (b) hereafter becomes an Issuer with the approval of the Agent and the Borrower by agreeing pursuant to an agreement with, and in form and substance satisfactory to, the Agent and the Borrower to be bound by the terms hereof applicable to Issuers.

              "Landlord Waiver" means a letter in substantially the form of Exhibit L, or such other form acceptable to the Agent, executed by a landlord in respect of Inventory of the Borrower located at any leased premises of the Borrower pursuant to which such landlord, among other things, waives any Lien such landlord may have in respect of such Inventory.

              "Leases" means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as such leases may be amended, supplemented or otherwise modified from time to time.

              "Lender" means each financial institution or other entity that (a) is listed on the signature pages hereof as a "Lender" or (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance.

              "Letter of Credit" means any letter of credit issued pursuant to
Section 2.4.

              "Letter of Credit Obligations" means, at any time, the aggregate of all liabilities at such time of the Borrower to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, and includes the sum of (a) the Reimbursement Obligations at such time and (b) the Letter of Credit Undrawn Amounts at such time.

              "Letter of Credit Reimbursement Agreement" has the meaning specified in Section 2.4(e).

              "Letter of Credit Request" has the meaning specified in Section 2.4(c).

              "Letter of Credit Undrawn Amounts" means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

              "Leverage Ratio" means, with respect to the Borrower and the Restricted Subsidiaries, for any period, the ratio of (a) Financial Covenant Debt of the Borrower and the Restricted Subsidiaries as of the last day of such period net of any unrestricted cash of the Borrower and the Restricted Subsidiaries as of the last day of such period to the extent that such amount would be reflected as cash on a consolidated balance sheet as of such date of the Borrower and the Restricted Subsidiaries prepared in accordance with GAAP to
(b) EBITDA for the Borrower and the Restricted Subsidiaries for such period.

              "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.

              "Liquidity Event Period" means (a) any period (i) beginning on the first date on which either (A) the Revolving Credit Outstandings are greater than $50,000,000 for more than five consecutive Business Days or (B) the Available Credit is less than $50,000,000 for five consecutive Business Days and
(ii) ending on the first date on which both (A) the Revolving Credit Outstandings are less than $50,000,000 for more than five consecutive Business Days and (B) the Available Credit is greater than $50,000,000 for more than five consecutive Business Days, provided, however, that the initial Liquidity Event Period shall be deemed (x) to start, notwithstanding anything to the contrary in this definition, on the Effective Date and (y) to continue until the first date, on or after June 30, 2001, that the Borrower is in compliance with all of the provisions of Article V hereto or (b) any period (i) beginning on the date which is ten Business Days (or such earlier date as the Agent and the Borrower may agree) after the Borrower has delivered to the Agent written notice that it requests that the Agent carry out the cash management procedures set forth in
Section 2.9(b) in respect of the Borrower and the Restricted Subsidiaries and
(ii) ending on the earlier of (A) the date specified in a notice the Borrower has delivered to the Agent requesting termination of such cash management procedures, which date shall be no earlier than the date which is ten Business Days after the date on which the Agent receives such notice, provided that the requirements of clause (a)(ii) of this definition are satisfied on such date or
(B) the payment in full of the Obligations.

              "Loan" means any loan made by any Lender pursuant to this Agreement.

              "Loan Documents" means, collectively, this Agreement, the Revolving Credit Notes (if any), the Guaranty, the Fee Letter, each Letter of Credit Reimbursement Agreement, the Collateral Documents and each certificate, agreement or document executed by a Loan Party and delivered to the Agent or any Lender in connection with or pursuant to any of the foregoing. For avoidance of doubt, the term "Loan Documents" does not include any of the Term Loan Documents.

              "Loan Party" means each of the Borrower and each Subsidiary of the Borrower that executes and delivers a Loan Document.

              "Mannesmann" means Mannesmann Pipe & Steel Corporation, a New York corporation, and any successor thereto or assignee thereof acceptable to the Agent.

              "Mannesmann Agreement" means that certain Sales Representation Agreement, dated as of October 30, 1998, between the Borrower and Mannesmann, as amended from time to time, or a similar replacement agreement acceptable to the Agent.

              "Material Adverse Change" means a material adverse change in any of (a) the condition (financial or otherwise), business, performance, prospects, operations or properties of any Loan Party or the Borrower and the Restricted Subsidiaries taken as a whole, (b) the legality, validity or enforceability of any Loan Document, (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents, (d) the ability of the Borrower to repay the Obligations or of the Loan Parties to perform their obligations under the Loan Documents, or (e) the rights and remedies of the Agent, the Agent or the Lenders under the Loan Documents; provided, however, that for purposes hereof and without affecting the construction of any of the foregoing, the net loss resulting from write downs pursuant to fresh start accounting shall not in and of itself constitute a Material Adverse Change.

              "Material Adverse Effect" means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

              "Material Subsidiary" means with respect to the Borrower, any Restricted Subsidiary owning at least 5% of Total Assets or contributing at least 5% of Consolidated Net Income of the Borrower and its Subsidiaries.

              "Maximum Credit" means, at any time, (a) the lesser of (i) the Revolving Credit Commitments in effect at such time and (ii) the Borrowing Base at such time minus (b) the aggregate amount of any Availability Reserve in effect at such time.

              "Mergers" shall mean (a) the merger of Geneva Steel Company with and into Geneva Steel Interim Corporation, a Delaware corporation ("Interim Corporation"), with Interim Corporation being the surviving corporation and (b) the merger of Interim Corporation with and into the Borrower, with the Borrower being the surviving corporation, as described in the Plan of Reorganization.

              "Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

              "Net Cash Proceeds" means proceeds received by any Loan Party after the Effective Date in cash or Cash Equivalents from any Asset Sale, other than Asset Sales permitted under clauses (a) through (e) of Section 8.4, net of
(i) the reasonable cash costs of sale, assignment or other disposition, (ii) taxes paid or payable as a result thereof and (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the assets subject to such Asset Sale; provided, however, that the evidence of each of the amounts in subclauses (i), (ii) and (iii) are provided to the Agent in form and substance satisfactory to it.

              "Net Worth" of any Person means (i) the Total Assets of such Person at such date (other than investments in moneys due from Affiliates) minus
(ii) Total Liabilities of such Person at such date.

              "Non-Cash Interest Expense" means, with respect to any Person for any period, the sum of the following amounts to the extent included in the calculation of Interest Expense of such Person for such period: (a) the amount of debt discount and debt issuances costs amortized, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Financial Covenant Debt and (c) interest payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness.

              "Non-Funding Lender" has the meaning specified in Section 2.2(d).

              "Non-Recourse Indebtedness" means Indebtedness as to which (a) neither the Borrower nor any Restricted Subsidiary (i) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness), and (ii) is directly or indirectly liable, and (b) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Non-Recourse Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Borrower or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

              "Non-Recourse Subsidiary" means a Subsidiary of the Borrower which has been designated by the Borrower as a Non-Recourse Subsidiary and which does not own any Stock or Stock Equivalents of any Loan Party and (a) the properties and assets of which, to the extent that they secure indebtedness, secure only Non-Recourse Indebtedness, (b) which has no Indebtedness other than Non-Recourse Indebtedness and (c) the Investment in such Subsidiary is permitted by Section 8.3.

              "Non-U.S. Lender" means each Lender or Agent that is not a United States person as defined in Section 7701(a)(30) of the Code.

              "Notice of Borrowing" has the meaning specified in Section 2.2(a).

              "Notice of Conversion or Continuation" has the meaning specified in Section 2.11.

              "Obligations" means the Loans, the Letter of Credit Obligations and all other amounts, obligations, covenants and duties owing by the Borrower to either Agent, any Lender, any Issuer, any Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of an extension of credit, opening or amendment of a letter of credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, foreign exchange or currency swap transaction, interest rate hedging transaction or otherwise), present or future, arising under this Agreement, any other Loan Document, any Hedging Contract, or agreement for cash management services entered into in connection with this Agreement or any other Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, and includes all letter of credit, cash management and other fees, interest, charges, expenses, fees, attorneys' fees and disbursements and other sums chargeable to the Borrower under this Agreement, any other Loan Document, any Hedging Contract or agreement for cash management services entered into in connection with this Agreement or any other Loan Document and all obligations of the Borrower to cash collateralize Letter of Credit Obligations.

              "Other Debt" means any Indebtedness of the Borrower other than the Obligations.

              "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

              "Pension Plan" means an employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is not an individual account plan, as defined in Section 3(34) of ERISA, and which any Loan Party or, if a Title IV Plan or a Plan subject to Section 412 of the Code, any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

              "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

              "Permitted Acquisition" means the acquisition by the Borrower or any of its Subsidiaries of all or substantially all of the assets or Stock of any Person or of any operating division thereof (the "Target"), or the merger of the Target with or into the Borrower or any Subsidiary of the Borrower (with the Borrower, in the case of a merger with the Borrower, being the surviving corporation) subject to the satisfaction of each of the following conditions:

              (a) the Agent shall receive at least 30 days' prior written notice of such proposed acquisition, which notice shall include a reasonably detailed description of such proposed acquisition;

              (b) such Permitted Acquisition shall only involve assets located in the United States and comprising a business, or those assets of a business, of the type engaged in by the Borrower and its Subsidiaries, or of a type which the Borrower has reasonably determined is or would be complementary to the Borrower's business as of the Effective Date, except as otherwise approved by the Agent;

              (c) such Permitted Acquisition shall be consensual and shall have been approved by the Target's board of directors;

              (d) at or prior to the closing of any Permitted Acquisition, the Borrower (or the Restricted Subsidiary making the Permitted Acquisition) and the Target shall have executed such documents and taken such actions as may be required under Section 7.11;

              (e) concurrently with delivery of the notice referred to in clause
(a) above, the Borrower shall have delivered to the Agent, in form and substance satisfactory to the Agent and the Requisite Lenders, such other financial information, financial analysis, documentation or other information relating to such Permitted Acquisition as the Agent or any Lender shall reasonably request;

              (f) on or prior to the date of such Permitted Acquisition, the Agent shall have received, in form and substance satisfactory to the Agent, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by the Agent; and

              (g) at the time of such Permitted Acquisition and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing, and (ii) all representations and warranties contained in Article IV and in the other Loan Documents shall be true and correct in all material respects.

              "Permitted Subordinated Indebtedness" means, in the aggregate, unsecured Indebtedness of the Borrower in an aggregate principal amount not to exceed $25,000,000 that does not mature and has no required principal payments prior to one year following the Scheduled Termination Date and all of which is subordinated to the payment in full of the Obligations pursuant to a Subordination Agreement substantially in the form of Exhibit M; provided, however, that at any one time up to $10,000,000 of such Permitted Subordinated Indebtedness, if owed from the Borrower to Holdings, may mature and have required principal payments prior to one year following the Scheduled Termination date so long as such Permitted

Subordinated Indebtedness is subordinated pursuant to a Subordination Agreement substantially in the form of Exhibit M.

              "Permitted Holder" means Albert Fried & Co. and Loomis Sayles and Company LP and any holder of 15% or more of the issued and outstanding common stock of Holdings as of the Effective Date, each until such time as it no longer is an Affiliate of Holdings.

              "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

              "Plan of Reorganization" means the Third Amended Plan of Reorganization of the Borrower, as modified, approved by the Bankruptcy Court on December 8, 2000.

              "Pro Forma Balance Sheet" has the meaning specified in Section 4.4(d).

              "Projections" means the financial projections of the Borrower dated October 25, 2000 covering the Fiscal Year ending September 30, 2000 through the Fiscal Year ending September 30, 2005 inclusive, delivered to the Lenders by the Borrower pursuant to Section 4.4, including balance sheets, income statements and statements of cash flow.

              "Protective Advances" means all expenses, disbursements and advances incurred by the Agent pursuant to the Loan Documents after the occurrence and during the continuance of an Event of Default which the Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood or maximize the amount of repayment of the Obligations; provided, however, that no advance shall be made by the Agent to the extent that the aggregate Revolving Credit Outstandings, after giving effect to such advance, shall exceed the aggregate Revolving Credit Commitments, unless all Lenders shall consent thereto.

              "Ratable Portion" or "ratably" means, with respect to any Lender, the percentage obtained by dividing (a) the Revolving Credit Commitment of such Lender by (b) the aggregate Revolving Credit Commitments of all Lenders (or, at any time after the Revolving Credit Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to such Lender by the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to all Lenders).

              "Real Property" means all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased by the Borrower or any of its Subsidiaries (the "Land"), together with the right, title and interest of the Borrower, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto.

              "Register" has the meaning specified in Section 11.2.

              "Reimbursement Obligations" means all matured reimbursement or repayment obligations of the Borrower to any Issuer with respect to amounts drawn under Letters of Credit.

              "Release" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

              "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

              "Requirement of Law" means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other legal requirements or determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including ERISA, labor and benefit laws and Environmental Laws.

              "Requisite Lenders" means, collectively, Lenders having more than 50% of the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Termination Date, 50% of the aggregate Revolving Credit Outstandings. A Non-Funding Lender shall not be included in the calculation of "Requisite Lenders."

              "Responsible Officer" means, with respect to any Person, any of the Chief Executive Officer, Executive Vice President and Chief Financial Officer of such Person, but in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.

              "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any Stock or Stock Equivalents of the Borrower or any Restricted Subsidiary now or hereafter outstanding, except a dividend payable solely in Stock or Stock Equivalents or a dividend or distribution payable solely to the Borrower and/or one or more Subsidiary Guarantors, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Borrower or any of the Restricted Subsidiaries now or hereafter outstanding other than one payable solely to the Borrower and/or one or more Subsidiary Guarantors, and (c) any regularly scheduled payment or prepayment of principal, premium (if any), interest, fees (including fees to obtain any waiver or consent in connection with any Stock or Indebtedness) or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness of the Borrower or any of the Restricted Subsidiaries or any other Loan Party (other than the Obligations or the "Obligations" as defined in the Term Loan Documents), other than any payment made solely in Stock or Stock Equivalents of such Person or any required redemptions, retirement, purchases or other payments, in each case to the extent permitted to be made by the terms of such Indebtedness after giving effect to any applicable subordination provisions.

              "Restricted Subsidiary" means any Subsidiary of the Borrower which is not a Non-Recourse Subsidiary.

              "Revolving Credit Borrowing" means Revolving Loans made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments.

              "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and acquire interests in other Revolving Credit Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on
Schedule I under the caption "Revolving Credit Commitment," as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced or modified pursuant to this Agreement.

              "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Lender in a principal amount equal to the amount of such Lender's Revolving Credit Commitment evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Revolving Loans owing to such Lender.

              "Revolving Credit Outstandings" means, at any particular time, the sum of (a) the principal amount of the Revolving Loans outstanding at such time plus (b) the Letter of Credit Obligations outstanding at such time plus (c) the principal amount of the Swing Loans outstanding at such time.

              "Revolving Credit Termination Date" shall mean the earliest of (a) the Scheduled Termination Date, (b) the date of termination of all of the Revolving Credit Commitments pursuant to Section 2.5 and (c) the date on which the Obligations become due and payable pursuant to Section 9.2.

              "Revolving Loan" has the meaning specified in Section 2.1.

              "Scheduled Termination Date" means March 31, 2005.

              "Secured Obligations" means, in the case of the Borrower, the Obligations, and, in the case of any other Loan Party, the obligations of such Loan Party under the Guaranty and the other Loan Documents to which it is a party.

              "Secured Parties" means the Lenders, the Issuers, the Agent and any other holder of any of the Obligations.

              "Security" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

              "Security Agreement" means an agreement, in substantially the form of Exhibit I, executed by the Agent, the Borrower and each Subsidiary Guarantor.

              "Senior Leverage Ratio" means, with respect to the Borrower and the Restricted Subsidiaries for any period, the ratio of (a) Financial Covenant Debt of the Borrower and the Restricted Subsidiaries, other than Permitted Subordinated Indebtedness, as of the last day of such period net of any unrestricted cash of the Borrower and the Restricted Subsidiaries as of the last day of such period to the extent that such amount would be reflected as cash on a consolidated balance sheet as of such date of the Borrower and the Restricted Subsidiaries prepared in accordance with GAAP as of the last day of such period to (b) EBITDA for such period.

              "Servicing Agreement" means an agreement if form and substance satisfactory to the Agent made between the Borrower and Holdings pursuant to which the Borrower makes payments to Holdings not in excess of $5,000,000 in the aggregate in any Fiscal Year to fund ordinary operating expenses and debt service of Holdings.

              "Solvent" means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities on a net present value basis) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability on a net present value basis.

              "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

              "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

              "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of 50% or more of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person.

              "Subsidiary Guarantor" means each Subsidiary of the Borrower that is a party to the Guaranty.

              "Swing Loan" has the meaning specified in Section 2.3.

              "Swing Loan Borrowing" means a borrowing consisting of a Swing
Loan.

              "Swing Loan Lender" means Citicorp and each other Lender who becomes the Agent or who agrees with the approval of the Agent and the Borrower to act as a Swing Loan Lender hereunder.

              "Swing Loan Request" has the meaning specified in Section 2.3(b).

              "Tangible Net Worth" of any Person means, at any date, the Net Worth of such Person at such date, excluding, however, from the determination of the Total Assets of such Person at such date, (a) all goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (b) all deferred charges or unamortized debt discount and expense, (c) Securities which are not readily marketable, (d) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement, defeasance or prepayment of any Stock or Indebtedness, (e) any write-up in the book value of any asset resulting from a revaluation thereof, (f) all deferred tax assets arising from income taxes net of any deferred tax liability related to income taxes, provided that in no event shall such amount be less than zero, and (g) any items not included in clauses
(a) through (f) above which are treated as intangibles in conformity with GAAP.

              "Tax Affiliate" means, with respect to any Person, (a) any Subsidiary of such Person, and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

              "Tax Return" has the meaning specified in Section 4.8.

              "Taxes" has the meaning specified in Section 2.16(a).

              "Term Loan Agent" means the Agent under the Term Loan Documents.

              "Term Loan Documents" means that certain Term Loan Agreement dated as of January 3, 2001 among the Borrower, the lenders party thereto and Citicorp, as agent for such lenders, entered into concurrently herewith (as amended, restated, refinanced, replaced, supplemented or otherwise modified from time to time) and the other "Loan Documents" identified therein.

              "Title IV Plan" means a pension plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA to which the Borrower any of its Subsidiaries or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

              "Total Assets" of the Borrower and the Restricted Subsidiaries means, at any date, the total assets of the Borrower and the Restricted Subsidiaries determined on a consolidated basis in conformity with GAAP minus
(a) any minority interest in non-wholly-owned Restricted Subsidiaries that would be reflected on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date prepared in conformity with GAAP and (b) any Securities issued by the Borrower and any of the Restricted Subsidiaries held as treasury securities.

              "Total Liabilities" of the Borrower means, at any date, all obligations which in conformity with GAAP would be included in determining total liabilities as shown on the liabilities side of a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date, and in any event includes all Indebtedness of the Borrower or any of the Restricted Subsidiaries at such date (other than intercompany Indebtedness), whether or not the same would be so shown, and exclusive of the greater of the liquidation preference or the redemption price of any outstanding Disqualified Stock of the Borrower at such date.

              "Unfunded Pension Liability" means, with respect to the Borrower as of any date of determination, the sum of (a) the amount, if any, by which the present value of all accrued benefits under each Title IV Plan (other than any Title IV Plan subject to Section 4063 of ERISA) exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, as determined as of the most recent valuation date for such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (b) the aggregate amount of withdrawal liability that could be assessed under Section 4063 with respect to each Title IV Plan subject to such Section, separately calculated for each such Title IV Plan as of its most recent valuation date and (c) for a period of five years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by the Borrower, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.

              "Unused Commitment Fee" has the meaning specified in Section 2.12(a).

              "Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

              "Walking Beam Furnace" means a walking beam furnace as described in the Disclosure Statement which the Borrower purchases, constructs and installs at its facilities after the date hereof.

              "Withdrawal Liability" means, with respect to the Borrower at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.

              "Welfare Benefit Plan" means an employee welfare benefit plan, as defined in Section 3(1) of ERISA, to which any Loan Party maintains, contributes to, or contributed to prior to the Effective Date, or has an obligation to contribute to, on behalf of its former or active employees (or their beneficiaries).

              "Working Capital" means, for any Person at any date, the amount by which the Consolidated Current Assets of such Person at such date exceeds the Consolidated Current Liabilities of such Person at such date.

              SECTION 1.2. COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

              SECTION 1.3. ACCOUNTING TERMS AND PRINCIPLES.

              (a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

              (b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 6.1 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto) and such change is adopted by the Borrower with the agreement of its independent public accountants and results in a change in any of the calculations required by Article V or
Article VIII had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants by the Borrower shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Article V or Article VIII shall be given effect until such provisions are amended to reflect such changes in GAAP.

              (c) For the avoidance of doubt, the results of operations, assets and liabilities, any Subsidiary which is not a Restricted Subsidiary shall not be included in any financial statements of the Borrower and the Restricted Subsidiaries.

              SECTION 1.4. CERTAIN TERMS.

              (a) The words "herein," "hereof" and "hereunder" and similar words refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in, this Agreement.

              (b) References in this Agreement to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

              (c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. If the prior written consent of the Requisite Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is obtained or, if no such consent is required, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

              (d) References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

              (e) The term "including" when used in any Loan Document means "including without limitation" except when used in the computation of time periods.

              (f) The terms "Lender," "Issuer," "Swing Loan Lender" and "Agent" include their respective successors.

              (g) The terms "sole discretion" when used in respect of any determination by Agent in connection with the calculation of the Borrowing Base means "as determined by the Agent in good faith in accordance with its customary practices and criteria, in effect from time to time and which may be changed by the Agent in good faith.

              (h) Upon the appointment of any successor Agent pursuant to
Section 10.6, references to Citicorp in Section 10.3 and to Citibank in the definitions of Base Rate and Eurodollar Rate shall be deemed to refer to the financial institution then acting as the Agent or one of its Affiliates if it so designates.

                                   ARTICLE II

                                  THE FACILITY

              SECTION 2.1. THE REVOLVING CREDIT COMMITMENTS. On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make loans to the Borrower (each a "Revolving Loan") from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate amount not to exceed at any time outstanding for all such loans by such Lender such Lender's Revolving Credit Commitment; provided, however, that at no time shall any Lender be obligated to make a Revolving Loan (i) in excess of such Lender's Ratable Portion of the Available Credit and (ii) to the extent that the aggregate Revolving Credit Outstandings, after giving effect to such Revolving Loan, would exceed the Maximum Credit in effect at such time. Within the limits of each Lender's Revolving Credit Commitment, amounts of Revolving Loans repaid may be reborrowed under this Section 2.1.

              SECTION 2.2. BORROWING PROCEDURES.

              (a) Each Revolving Credit Borrowing shall be made on notice given by the Borrower to the Agent not later than 12:00 noon (New York City time) (i) one Business Day, in the case of a Borrowing of Base Rate Loans and (ii) three Business Days, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Revolving Credit Borrowing. Each such notice shall be in substantially the form of Exhibit C (a "Notice of Borrowing"), specifying (A) the date of such proposed Revolving Credit Borrowing, (B) the aggregate amount of such proposed Revolving Credit Borrowing, (C) whether any portion of the proposed Revolving Credit Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, (D) the initial Interest Period or Periods for any such Eurodollar Rate Loans, and (E) that the Borrower, to the knowledge of the Responsible Officer executing such notice, will have Available Credit after giving effect to the proposed Revolving Credit Borrowing. The Revolving Loans shall be made as Base Rate Loans unless (subject to Section 2.14) the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans. Each Revolving Credit Borrowing shall be in an aggregate amount of not less than $1,000,000.

              (b) The Agent shall give to each Lender prompt notice of the Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 2.14(a). Each Lender shall, before 11:00 A.M. (New York City time) on the date of the proposed Borrowing, make available to the Agent at its address referred to in Section 11.8, in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Sections 3.1 and 3.2, the Agent will in accordance with its customary practice (i) make such funds available to the Borrower or (ii) if the Agent determines that the applicable conditions set forth in Article III are not met, notify the Borrower of such determination.

              (c) Unless the Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Agent such Lender's Ratable Portion of such Borrowing, the Agent may assume that such Lender has made such Ratable Portion available to the Agent on the date of such Borrowing in accordance with this Section 2.2 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrower.

              (d) The failure of any Lender to make the Loan or any payment required by it on the date specified (a "Non-Funding Lender"), including any payment in respect of its participation in Swing Loans and Letter of Credit Obligations, shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan or payment required under this Agreement.

              SECTION 2.3. SWING LOANS.

              (a) On the terms and subject to the conditions contained in this Agreement, the Swing Loan Lender may in its sole discretion make loans (each a "Swing Loan") otherwise available to the Borrower under the Facility from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate amount outstanding at any time not to exceed $10,000,000; provided, however, that the Swing Loan Lender shall not make any Swing Loan to the extent that, after giving effect to such Swing Loan, the aggregate Revolving Credit Outstandings would exceed the Maximum Credit. The Swing Loan Lender shall be entitled to rely on the most recent Borrowing Base Certificate delivered to the Agent. Within the limits set forth in the first sentence of this Section 2.3(a), amounts of Swing Loans repaid may be reborrowed under this Section 2.3(a). Each Swing Loan Borrowing shall be in an aggregate amount of not less than $100,000. The Swing Loan Lender intends to settle all outstanding Swing Loans on the second Business Day of every week that the Borrower has material amounts of Swing Loans outstanding.

              (b) In order to request a Swing Loan, the Borrower shall telecopy to the Agent a duly completed request setting forth the date, the requested amount and date of the Swing Loan (a "Swing Loan Request"), to be received by the Agent not later than 2:00 P.M. (New York City time) on the day of the proposed Swing Loan Borrowing. The Agent shall promptly notify the Swing Loan Lender of the details of the requested Swing Loan. Subject to the terms of this Agreement, the Swing Loan Lender shall make a Swing Loan available to the Agent which will make such amounts available to the Borrower on the date of the relevant Swing Loan Request. The Swing Loan Lender shall not make any Swing Loan in the period commencing on the first Business Day after it receives written notice from any Lender that one or more of the conditions precedent contained in
Section 3.2 shall not on such date be satisfied, and ending when such conditions are satisfied. The Swing Loan Lender shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in
Section 3.2 hereof have been satisfied in connection with the making of any Swing Loan.

              (c) The Swing Loan Lender shall notify the Agent in writing (which may be by telecopy) daily, by no later than 10:00 A.M. (New York City time) on the first Business Day of each week, of the aggregate principal amount of its Swing Loans then outstanding.

              (d) The Swing Loan Lender may demand at any time that each Lender pay to the Agent, for the account of the Swing Loan Lender, in the manner provided in subsection (e) below, such Lender's Ratable Portion of all or a portion of the outstanding Swing Loans, which demand shall be made through the Agent, shall be in writing and shall specify the outstanding principal amount of Swing Loans demanded to be paid.

              (e) The Agent shall forward each notice referred to in clause (c) above and each demand referred to in clause (d) above to each Lender on the day such notice or such demand is received by the Agent (except that any such notice or demand received by the Agent after 2:00 P.M. (New York City time) on any Business Day or any such demand received on a day that is not a Business Day shall not be required to be forwarded to the Lenders by the Agent until the next succeeding Business Day), together with a statement prepared by the Agent specifying the amount of each Lender's Ratable Portion of the aggregate principal amount of the Swing Loans stated to be outstanding in such notice or demanded to be paid pursuant to such demand, and, notwithstanding whether or not the conditions precedent set forth in Section 3.2 shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive), each Lender shall, before 11:00 A.M. (New York City time) on the Business Day next succeeding the date of such Lender's receipt of such written statement, make available to the Agent, in immediately available funds, for the account of the Swing Loan Lender, the amount specified in such statement. Upon such payment by a Lender, such Lender shall, except as provided in clause (f) below, be deemed to have made a Revolving Loan to the Borrower. The Agent shall use such funds to repay the Swing Loans to the Swing Loan Lender. To the extent that any Lender fails to make such payment available to the Agent for the account of the Swing Loan Lender, the Borrower shall repay such Swing Loan on demand.

              (f) Upon the occurrence of a Default under Section 9.1(f), each Lender shall acquire, without recourse or warranty, an undivided participation in each Swing Loan otherwise required to be repaid by such Lender pursuant to clause (e) above, which participation shall be in a principal amount equal to such Lender's Ratable Portion of such Swing Loan, by paying to the Swing Loan Lender on the date on which such Lender would otherwise have been required to make a payment in respect of such Swing Loan pursuant to clause (e) above, in immediately available funds, an amount equal to such Lender's Ratable Portion of such Swing Loan. If such amount is not in fact made available by such Lender to the Swing Loan Lender on such date, the Swing Loan Lender shall be entitled to recover such amount on demand from such Lender together with interest accrued from such date at the Federal Funds Rate for the first Business Day after such payment was due and thereafter at the rate of interest then applicable to Base Rate Loans.

              (g) From and after the date on which any Lender is deemed to have made a Revolving Credit Loan pursuant to clause (e) above with respect to any Swing Loan or purchases an undivided participation interest in a Swing Loan pursuant to clause (f) above, a Swing Loan Lender shall promptly distribute to such Lender such Lender's Ratable Portion of all payments of principal of and interest received by the Swing Loan Lender on account of such Swing Loan other than those received from a Lender pursuant to clause (e) or (f) above.

              SECTION 2.4. LETTERS OF CREDIT.

              (a) On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to issue one or more Letters of Credit at the request of the Borrower for the account of the Borrower from time to time during the period commencing on the Effective Date and ending on the earlier of the Revolving Credit Termination Date and 30 days prior to the

Scheduled Termination Date; provided, however, that no Issuer shall be under any obligation to issue any Letter of Credit if:

                     (i) any order, judgment or decree of any Governmental
              Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the date of this Agreement or result in any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuer as of the date of this Agreement and which such Issuer in good faith deems material to it and the reimbursement of which is not provided for hereunder;

                     (ii) such Issuer shall have received written notice from
              the Agent, any Lender or the Borrower, on or prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions contained in Sections 3.1 and
              3.2 is not then satisfied;

                     (iii) after giving effect to the issuance of such Letter of
              Credit, the aggregate Revolving Credit Outstandings would exceed the Maximum Credit at such time;

                     (iv) after giving effect to the issuance of such Letter of
              Credit, the sum of (i) the Letter of Credit Undrawn Amounts at such time and (ii) the Reimbursement Obligations at such time exceeds $25,000,000; or

                     (v) any fees due in connection with a requested issuance
              have not been paid.

None of the Lenders (other than the Issuers in their capacity as such) shall have any obligation to issue any Letter of Credit.

              (b) In no event shall the expiration date of any Letter of Credit
(i) be more than one year (or such longer period as agreed by the Agent) after the date of issuance thereof; provided, however, that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause
(ii) below), or (ii) be less than seven days prior to the Scheduled Termination Date; provided, however, that any Letter of Credit may have a later expiry date with the consent of the Agent.

              (c) In connection with the issuance of each Letter of Credit, the Borrower shall give the relevant Issuer and the Agent at least two Business Days' prior written notice, in substantially the form of Exhibit D (or in such other written or electronic form as is acceptable to the Issuer), of the requested issuance of such Letter of Credit (a "Letter of Credit Request"). Such notice shall be irrevocable and shall specify the Issuer of such Letter of Credit, the stated amount of the Letter of Credit requested, which stated amount shall not be less than $100,000, the date of issuance of such requested Letter of Credit (which day shall be a Business Day), the date on which such Letter of Credit is to expire (which date shall be a Business Day), and the Person for whose benefit the requested Letter of Credit is to be issued. Such notice, to be effective, must be received by the relevant Issuer and the Agent not later than 12:00 noon (New York City time) on the second Business Day prior to the requested issuance of such Letter of Credit.

              (d) Subject to the satisfaction of the conditions set forth in this Section 2.4, the relevant Issuer shall, on the requested date, issue a Letter of Credit on behalf of the Borrower in accordance with such Issuer's usual and customary business practices. No Issuer shall issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from any Lender that one or more of the conditions precedent contained in Section 3.2 shall not on such date be satisfied and ending when such conditions are satisfied. The relevant Issuer shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 have been satisfied in connection with the issuance of any Letter of Credit.

              (e) If requested by the relevant Issuer, prior to the issuance of each Letter of Credit by such Issuer, and as a condition of such issuance and of the participation of each Lender in the Letter of Credit Obligations arising with respect thereto, the Borrower shall have delivered to such Issuer a letter of credit reimbursement agreement, in such form as the Issuer may employ in its ordinary course of business for its own account (a "Letter of Credit Reimbursement Agreement"), signed by the Borrower, and such other documents or items as may be required pursuant to the terms thereof. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

              (f) Each Issuer shall:

                     (i) give the Agent written notice (or telephonic notice
              confirmed promptly thereafter in writing, which may be by telecopier) of the issuance or renewal of a Letter of Credit issued by it, of all drawings under a Letter of Credit issued by it and the payment (or the failure to pay when due) by the Borrower of any Reimbursement Obligation when due (which notice the Agent shall promptly transmit by telecopy or similar transmission to each Lender);

                     (ii) upon the request of any Lender, furnish to such Lender copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such Lender; and

                     (iii) no later than 10 Business Days following the last day of each calendar month, provide to the Agent (and the Agent shall provide a copy to each Lender requesting the same) and the Borrower separate schedules for Letters of Credit issued by it, in form and substance reasonably satisfactory to the Agent, setting forth the aggregate Letter of Credit Obligations outstanding at the end of each month and any information requested by the Borrower or the Agent relating thereto.

              (g) Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Ratable Portion, in such

Letter of Credit and the obligations of the Borrower with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

              (h) The Borrower agrees to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit issued for its account when such amounts are due and payable, irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against such Issuer or any other Person. In the event that any Issuer makes any payment under any Letter of Credit and the Borrower shall not have repaid such amount to such Issuer pursuant to this clause (h) or such payment is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed from the date on which such Reimbursement Obligation arose to the date of repayment in full at the rate of interest applicable to past due Revolving Credit Loans bearing interest at a rate based on the Base Rate during such period, and such Issuer shall promptly notify the Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Agent for the account of such Issuer the amount of such Lender's Ratable Portion of such payment in Dollars and in immediately available funds. If the Agent so notifies such Lender prior to 12:00 noon (New York City time) on any Business Day, such Lender shall make available to the Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in immediately available funds. Upon such payment by a Lender, such Lender shall, except upon the occurrence and during the continuance of a Default or Event of Default under Section 9.1(f) and notwithstanding whether or not the conditions precedent set forth in Section 3.2 shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive) be deemed to have made a Revolving Loan to the Borrower in the principal amount of such payment. Whenever any Issuer receives from the Borrower a payment of a Reimbursement Obligation as to which the Agent has received for the account of such Issuer any payment from a Lender pursuant to this clause (h), such Issuer shall pay to the Agent and the Agent shall promptly pay to each Lender, in immediately available funds, an amount equal to such Lender's Ratable Portion of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Lenders have paid in respect of such Reimbursement Obligation.

              (i) The Borrower's obligation to pay each Reimbursement Obligation and the obligations of the Lenders to make payments to the Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of:

                     (i) any lack of validity or enforceability of any Letter of
              Credit or any Loan Document, or any term or provision therein;

                     (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                     (iii) the existence of any claim, set off, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, Issuer, the Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                     (iv) any draft or other document presented under a Letter
              of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                     (v) payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                     (vi) any other act or omission to act or delay of any kind of the Issuer, the Lenders, the Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuer under any resulting liability to the Borrower or any Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.

              (j) If and to the extent such Lender shall not have made its Ratable Portion of the amount of the payment required by clause (i) above available to the Agent for the account of such Issuer, such Lender agrees to pay to the Agent for the account of such Issuer forthwith on demand such amount together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate, and thereafter until such amount is repaid to the Agent for the account of such Issuer, at the rate per annum applicable to Base Rate Loans under the Facility. The failure of any Lender to make available to the Agent for the account of such Issuer its Ratable Portion of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Agent for the account of such Issuer its Ratable Portion of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Agent for the account of the Issuer such other Lender's Ratable Portion of any such payment.

              SECTION 2.5. REDUCTION AND TERMINATION OF THE REVOLVING CREDIT COMMITMENTS. The Borrower may, upon at least three Business Days' prior written notice to the Agent, terminate in whole or reduce in part ratably the unused portions of the respective Revolving Credit Commitments of the Lenders; provided, however, that each partial reduction shall be in an aggregate amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof.

              SECTION 2.6. REPAYMENT OF LOANS. The Borrower promises to repay the entire unpaid principal amount of the Loans on the Scheduled Termination Date.

              SECTION 2.7. EVIDENCE OF DEBT.

              (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

              (b) The Agent shall maintain accounts in accordance with its usual practice in which it will record (i) the amount of each Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable by the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from or for the account of the Borrower and each Lender's share thereof, if applicable.

              (c) The entries made in the accounts maintained pursuant to clauses (a) and (b) of this Section 2.7 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

              (d) Notwithstanding any other provision of the Agreement, the Borrower will execute and deliver to any Lender who so requests a Revolving Credit Note, substantially in the form of Exhibit B, to evidence the Revolving Credit Loans of such Lender.

              SECTION 2.8. OPTIONAL PREPAYMENTS.

              (a) The Borrower may, upon at least one Business Day's prior notice in the case of a prepayment in part, and at least three Business Days' prior notice in the case of a prepayment in whole, to the Agent, stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Revolving Loans in whole or in part; provided, however, that if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amounts owing pursuant to Section 2.14(e); and, provided, further, that each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof. Upon the giving of such notice of prepayment, the principal amount of Revolving Credit Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

              (b) The Borrower shall have no right to optionally prepay the principal amount of any Revolving Loan other than as provided in this Section 2.8; provided, however, that the Borrower shall have the right to make the election under clause (b) of the definition of Liquidity Event Period.

              SECTION 2.9. MANDATORY PREPAYMENTS.

              (a) If at any time, the aggregate principal amount of Revolving Credit Outstandings exceed the Maximum Credit at such time, the Borrower shall forthwith prepay the Swing Loans first and then the Revolving Loans then outstanding in an amount equal to such excess. If any such excess remains after repayment in full of the aggregate outstanding Swing

Loans and Revolving Loans, the Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Section 9.3 to the extent required to eliminate such excess; provided, however, that if the excess of the outstanding principal amount of the Loans and the Letter of Credit Obligations over the Borrowing Base results solely from the establishment of reserves by the Agent as contemplated by the definitions of "Borrowing Base," "Eligible Receivables" and "Eligible Inventory" or the adjustment of Advance Rates by the Agent or the determination by the Agent that certain Inventory or Accounts previously includible in the Borrowing Base no longer constitute "Eligible Inventory" or "Eligible Receivables", then, in each case, the mandatory prepayment required to be made by the Borrower pursuant to this
Section 2.9(a) that is attributable solely to such action or determination of the Agent shall not be due and payable until the first Business Day that is five days after the Borrower is notified of such action or determination by the Agent.

              (b) Except during the continuance of an Event of Default (in which case Section 2.13(f) shall apply), following notice from the Agent to the Borrower during the continuance of a Liquidity Event Period arising under clause
(a) of the definition of Liquidity Event Period or following notice from the Borrower to the Agent during the continuance of a Liquidity Event Period arising under clause (b) of the definition of Liquidity Event Period, all available funds in a Cash Collateral Account shall be applied on a daily basis first to repay the outstanding principal amount of the Swing Loans until such Swing Loans have been repaid in full; second to repay the outstanding principal balance of the Revolving Loans until such Revolving Loans shall have been repaid in full; and third to any other Obligation then due and payable. The Agent agrees so to apply such funds and the Borrower agrees to such application. If, following such application, there are no Loans outstanding and no other Obligations are then due and payable, then the Agent shall retain funds in a Cash Collateral Account in an amount equal to 105% of the Letter of Credit Obligations then outstanding as long as any Event of Default is continuing. To the extent there are any excess funds in a Cash Collateral Account after such application, such excess shall be deposited in the Borrower's operating account with Citibank (or an Affiliate thereof).

              SECTION 2.10. INTEREST.

              (a) Rate of Interest. All Loans and the outstanding amount of all other Obligations shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in Section 2.10(c), as follows:

                     (i) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time, plus (B) the Applicable Margin; and

                     (ii) if a Eurodollar Rate Loan, at a rate per annum equal
              to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period, plus (B) the Applicable Margin in effect from time to time during such Eurodollar Interest Period.

              (b) Interest Payments. (i) Interest accrued on each Base Rate Loan shall be payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the making of such Base Rate Loan, and (B) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan; (ii) interest accrued on Swing

Loans shall be payable in arrears on the first Business Day of the immediately succeeding calendar month; (iii) interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and if such Interest Period has a duration of more than three months, on each day during such Interest Period which occurs every three months from the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part, and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan; and (iv) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

              (c) Default Interest. Notwithstanding the rates of interest specified in Section 2.10(a) or elsewhere herein, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations shall bear interest at a rate which is 2% per annum in excess of the rate of interest applicable to such Obligations from time to time.

              SECTION 2.11. CONVERSION/CONTINUATION OPTION.

              (a) The Borrower may elect (i) at any time to convert Base Rate Loans (other than Swing Loans) or any portion thereof to Eurodollar Rate Loans, or (ii) at the end of any applicable Interest Period, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Eurodollar Loans for each Interest Period must be in the amount of $7,500,000 or integral multiples of $1,000,000 in excess thereof. Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with its Ratable Portion. Each such election shall be in substantially the form of Exhibit F hereto (a "Notice of Conversion or Continuation") and shall be made by giving the Agent at least three Business Days' prior written notice specifying (A) the amount and type of Loan being converted or continued, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the applicable Interest Period, and (C) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurodollar Rate Loans, shall also be the last day of the applicable Interest Period).

              (b) The Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period, shall be permitted at any time at which (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the continuation of, or conversion into, would violate any of the provisions of Section 2.14. If, within the time period required under the terms of this Section 2.11, the Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans will be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

              SECTION 2.12. FEES.

              (a) Unused Commitment Fee. The Borrower agrees to pay to each Lender a commitment fee on the average amount by which the Revolving Credit Commitment of such Lender exceeds such Lender's Ratable Portion of the Revolving Credit Outstandings other than the principal amount of Swing Loans then outstanding (the "Unused Commitment Fee") from the date hereof until the Revolving Credit Termination Date at the Applicable Unused Commitment Fee Rate, payable in arrears (i) on the first day of each calendar month, commencing on the first such day following the Effective Date and (ii) on the Revolving Credit Termination Date.

              (b) Letter of Credit Fees. The Borrower agrees to pay the following amounts with respect to Letters of Credit issued by any Issuer:

                     (i) to the Agent for the account of each Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee equal to 0.25% per annum of the average amount available from time to time to be drawn under such Letter of Credit, payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date;

                     (ii) to the Agent for the ratable benefit of the Lenders,
              with respect to each Letter of Credit, a fee accruing at a rate per annum equal to the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans less 0.25%, of the average amount available from time to time to be drawn under such Letter of Credit, payable in arrears on the first day of each calendar month, commencing on the first such day following the issuance of such Letter of Credit and (ii) on the Revolving Credit Termination Date; provided, however that upon the occurrence and during the continuance of an Event of Default, such fee shall be increased by 2% per annum and shall be payable on demand; and

                     (iii) to the Issuer of any Letter of Credit, with respect
              to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

              (c) Additional Fees. The Borrower has agreed to pay to Citicorp, the Agent additional fees, the amount and dates of payment of which are embodied in the Fee Letter.

              SECTION 2.13. PAYMENTS AND COMPUTATIONS.

              (a) The Borrower shall make each payment hereunder (including fees and expenses) not later than 12:00 noon (New York City time) on the day when due, in Dollars, to the Agent at its address referred to in Section 11.8 in immediately available funds without set-off or counterclaim. The Agent will promptly thereafter cause to be distributed immediately available funds relating to the payment of principal or interest or fees to the Lenders, in accordance with the application of payments set forth in clauses (e) and (f) of this
Section 2.13, as applicable, for the account of their respective Applicable Lending Offices; provided, however, that amounts payable pursuant to Section 2.14(c), 2.14(e), 2.15 or 2.16 shall be paid only to the affected Lender or Lenders and amounts payable with respect to Swing Loans shall be paid only to the Swing Loan Lender. Payments received by the Agent after 12:00 noon (New York City time) shall be deemed to be received on the next Business Day.

              (b) All computations of interest and of fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable.

Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent demonstrable error.

              (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Revolving Loans shall be applied first to repay such Loans outstanding as Base Rate Loans and then to repay such Loans outstanding as Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Eurodollar Interest Periods being repaid prior to those which have later expiring Eurodollar Interest Periods.

              (d) Unless the Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon at the Federal Funds Rate, for the first Business Day, and, thereafter, at the rate applicable to Base Rate Loans, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent.

              (e) Subject to the provisions of clause (f) of this Section 2.13 and (except as otherwise provided in Section 2.9), all payments and any other amounts received by the Agent from or for the benefit of the Borrower shall be applied first, to pay principal of and interest on any portion of the Loans which the Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Agent has not then been reimbursed by such Lender or the Borrower; second, to pay all other Obligations then due and payable; and third, as the Borrower so designates. Payments in respect of Swing Loans received by the Agent shall be distributed to the Swing Loan Lender; payments in respect of Revolving Loans received by the Agent shall be distributed to each Lender in accordance with such Lender's Ratable Portion; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and Issuers as are entitled thereto, and, if to the Lenders, in proportion to their respective Ratable Portions.

              (f) Subject to the provisions of the Intercreditor Agreement, after the occurrence and during the continuance of an Event of Default the Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral, and agrees that the Agent may, and shall upon either (A) the written direction of the Requisite Lenders or (B) the acceleration of the Obligations pursuant to
Section 9.1, apply all payments in respect of any Obligations and all funds on deposit in a Cash Collateral Account and all other proceeds of Collateral in the following order:

                     (i) first, to pay interest on and then principal of any
              portion of the Revolving Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or the Borrower;

                     (ii) second, to pay interest on and then principal of any
              Swing Loan;

                     (iii) third, to pay Obligations in respect of any
              reasonable expense reimbursements or indemnities then due the Agent;

                     (iv) fourth, to pay Obligations in respect of any
              reasonable expense reimbursements or indemnities then due to the Lenders and the Issuers;

                     (v) fifth, to pay Obligations in respect of any fees then
              due to the Agent, the Lenders and the Issuers;

                     (vi) sixth, to pay interest then due and payable in respect of the Loans and Reimbursement Obligations;

                     (vii) seventh, to pay or prepay principal payments on the
              Loans and Reimbursement Obligations and to provide cash collateral for outstanding Letter of Credit Undrawn Amounts in the manner described in Section 9.3, ratably to the aggregate principal amount of such Loans, Reimbursement Obligations and Letter of Credit Undrawn Amounts, and Obligations owing with respect to Hedging Contracts; and

                     (viii) eighth, to the ratable payment of all other
              Obligations;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of the foregoing clauses first through eighth, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Agent's and each Lender's or Issuer's interest in the aggregate outstanding Obligations described in such clauses. The order of priority set forth in clauses first through eighth of this Section 2.13(f) may at any time and from time to time be changed by the agreement of the Requisite Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party that is not a Lender or Issuing Bank, or any other Person. The order of priority set forth in clauses first through fifth of this Section 2.13(f) may be changed only with the prior written consent of the Agent in addition to the Requisite Lenders.

              (g) At the option of the Agent, principal on the Swing Loans, Reimbursement Obligations, interest, fees, expenses and other sums due and payable in respect of the Revolving Loans and Protective Advances may be paid from the proceeds of Swing Loans or Revolving Loans. The Borrower hereby authorizes the Swing Loan Lender to make Swing Loans pursuant to Section 2.3(a), and the Lenders to make Revolving Loans pursuant to Section 2.2(a), from time to time in such Swing Loan Lender's, or such Lender's discretion, which are in the amounts of any and all principal payable with respect to the Swing Loans and interest, fees, expenses and other sums payable in respect of the Revolving Loans, and further authorizes the Agent to give the Lenders notice of any Borrowing with respect to such Swing Loans and Revolving Loans and to distribute the proceeds of such Swing Loans and Revolving Loans to pay such amounts. The Borrower agrees that all such Swing Loans and Revolving Loans so made shall be deemed to have been requested by it (irrespective of the satisfaction of the conditions in Section 3.2, which conditions the Lenders irrevocably waive) and directs that all proceeds thereof shall be used to pay such amounts.

              (h) Subject to the satisfaction of the applicable conditions set forth in Section 3.2, the Borrower may (to avoid the incurrence of losses, costs or expenses of the type described in clause (e) of Section 2.14) from time to time, borrow Swing Loans and Revolving Credit Loans that are Base Rate Loans and deposit the proceeds thereof in the Cash Collateral Account, whereupon Eurodollar Rate Loans that are otherwise required to be prepaid may continue to remain outstanding until the end of the Interest Period therefor but shall be deemed for purposes of Section 7.9 to have been prepaid as long as such funds are on deposit in a Cash Collateral Account; provided, however, that at the end of the Interest Period for such Eurodollar Loans such funds are applied to the prepayment of such Eurodollar Loans.

              SECTION 2.14. SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

              (a) Determination of Interest Rate. The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Agent pursuant to the procedures set forth in the definition of "Eurodollar Rate."

              (b) Interest Rate Unascertainable, Inadequate or Unfair. In the event that: (i) the Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed; or (ii) the Requisite Lenders notify the Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon each Eurodollar Loan will automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan and the obligations of the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Agent shall notify the Borrower that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

              (c) Increased Costs. If at any time any Lender shall determine that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date hereof (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate Reserve Percentage) or the compliance by such Lender with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans (and such Lender is unable to designate a different Eurodollar Lending Office that would eliminate or materially reduce such cost and would not, in the good faith judgment of such Lender, be disadvantageous to such Lender), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent demonstrable error. If the Borrower so notifies the Agent within five Business Days after any Lender notifies the Borrower of any increased cost pursuant to the foregoing provisions of this Section 2.14, the Borrower may either (i) prepay in full all Eurodollar Rate Loans of all Lenders then outstanding in accordance with Section 2.8(a) and, additionally, reimburse such Lender for such increased costs and all Lenders for breakage costs, in each case in accordance with this Section 2.14 or
(ii) convert all Eurodollar Rate Loans of all Lenders then outstanding into Base Rate Loans, in accordance with Section 2.11 and, additionally, reimburse such Lender for such increased costs in accordance with this Section 2.14.

              (d) Illegality. Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans (and such Lender is unable to designate a different Eurodollar Lending Office that would not, in the good faith judgment of such Lender, be disadvantageous to such Lender), then, on notice thereof and demand therefor by such Lender to the Borrower through the Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loans are then outstanding, the Borrower shall immediately convert each such Loan into a Base Rate Loan. If at any time after a Lender gives notice under this Section 2.14(d) such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination to the Borrower and the Agent, and the Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

              (e) Breakage Costs. In addition to all amounts required to be paid by the Borrower pursuant to Section 2.10, the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans) which that Lender may sustain (i) if for any reason a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by a Borrower or in a request by it transmitted by facsimile for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.11, (ii) if for any reason any Eurodollar Rate Loan is prepaid (including mandatorily pursuant to Section 2.9) on a date which is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in Section 2.14(d), or (iv) as a consequence of any failure by a Borrower to repay Eurodollar Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent demonstrable error.

              SECTION 2.15. CAPITAL ADEQUACY. If at any time any Lender determines that (a) the adoption of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy, (b) compliance with any such law, treaty, rule, regulation, or order, or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's (or any corporation controlling such Lender's) capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such

Lender for such reduction. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender shall be conclusive and binding for all purposes absent demonstrable error.

              SECTION 2.16. TAXES.

              (a) Any and all payments by the Borrower under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender, each Issuer and the Agent (A) taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent (as the case may be) is organized and
(B) any United States withholding taxes payable with respect to payments under the Loan Documents under laws (including any statute, treaty or regulation) in effect on the Effective Date (or, in the case of an Eligible Assignee, the date of the Assignment and Acceptance) applicable to such Lender or the Agent, as the case may be, but not excluding any United States withholding payable as a result of any change in such laws occurring after the Effective Date (or the date of such Assignment and Acceptance) and (ii) in the case of each Lender, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) in which such Lender's Applicable Lending Office is located (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to any Lender or the Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions,
(iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the Borrower shall, upon the request of the Agent, deliver to the Agent evidence of such payment.

              (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

              (c) The Borrower will indemnify each Lender, each Issuer and the Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.16) paid by such Lender, Issuer or the Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or Issuer or the Agent (as the case may be) makes written demand therefor. To the extent that the senior personnel of a Lender, Issuer or the Agent having actual responsibility for the administration of this Agreement have actual knowledge of a payment to be made by such Lender, Issuer or the Agent in respect of which a claim will be made under this Section 2.16, such Lender, Issuer or the Agent will seek to notify the Borrower thereof prior to the making of such payment.

              (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Agent, at its address referred to in
Section 11.8, the original or a certified copy of a receipt evidencing payment thereof.

              (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.16 shall survive the payment in full of the Obligations.

              (f) Prior to the Effective Date in the case of each Non-U.S. Lender that is a signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Non-U.S. Lender and from time to time thereafter if requested by the Borrower or the Agent, each Non-U.S. Lender that is entitled at such time to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide the Agent and the Borrower with two completed copies of either IRS Form 4224 or Form 1001, or in the case of a Non-U.S. Lender claiming exemption under Section 871(h) or 881(c) of the Code with respect to "portfolio interest," a Form W-8 or Form W-9, or other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender's entitlement to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate.

              (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.16 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

              SECTION 2.17. SUBSTITUTION OF LENDERS. In the event that (a) (i) any Lender makes a claim under Section 2.14 (c) or Section 2.15, or (ii) it becomes illegal for any Lender to continue to fund or make any Eurodollar Rate Loan and such Lender notifies the Borrower pursuant to Section 2.14(d), or (iii) the Borrower is required to make any payment pursuant to Section 2.16 that is attributable to any Lender, or (iv) any Lender is a Non-Funding Lender, (b) in the case of clause (a)(i) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Loans materially exceeds the effective average annual rate of interest payable to the Requisite Lenders under this Agreement and (c) Lenders holding at least 75% of the Revolving Credit Commitments are not subject to such increased costs or illegality, payment or proceedings (any such Lender, an "Affected Lender"), the Borrower may substitute another financial institution for such Affected Lender hereunder, upon reasonable prior written notice (which written notice must be given within 90 days following the occurrence of any of the events described in clauses (a)(i),
(ii), (iii) or (iv)) by the Borrower to the Agent and the Affected Lender that the Borrower intends to make such substitution, which substitute financial institution must be an Eligible Assignee and, if not a Lender, reasonably acceptable to the Agent; provided, however, that if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrower within 30 days of each other then the Borrower may substitute all, but not (except to the extent the Borrower has already substituted one of such Affected Lenders before the Borrower's receipt of the other Affected Lenders' claim) less than all, Lenders making such claims. In the event that the proposed substitute financial institution or other entity is reasonably acceptable to the Agent and the written notice was properly issued under this
Section 2.17, the Affected Lender shall sell and the substitute financial institution or other entity shall purchase, pursuant to an Assignment and Acceptance, all rights and claims of such Affected Lender under the Loan Documents and the substitute financial institution or other entity shall assume and the Affected Lender shall be relieved of its Revolving Credit Commitments and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Upon the effectiveness of such sale, purchase and assumption (which, in any event shall be conditioned upon the payment in full by the Borrower to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date), the substitute financial institution or other entity shall become a "Lender" hereunder for all purposes of this Agreement having a Revolving Credit Commitment in the amount of such Affected Lender's Revolving Credit Commitment assumed by it and such Revolving Credit Commitment of the Affected Lender shall be terminated, provided that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

              SECTION 2.18. CERTAIN LIMITATIONS ON INDEMNIFICATION. The Borrower shall not be required to compensate any Lender pursuant to Sections 2.14, 2.15,
2.16 and 2.17 for any increased costs or other amounts incurred more than 180 days prior to the date that such Lender notifies the Borrower of a change in law or other event giving rise to such increased costs or other amounts for which such Lender is indemnified under such Sections and of such Lender's intention to claim compensation or indemnity therefor.

                                   ARTICLE III

                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

              SECTION 3.1. CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT. The obligation of each Lender to make the Loans requested to be made by it hereunder and the obligation of each Issuer to issue Letters of Credit hereunder is subject to the satisfaction of all of the following conditions precedent:

              (a) Certain Documents. The Agent shall have received on the Effective Date each of the following, each dated as of the Effective Date unless otherwise indicated or agreed to by the Agent, in form and substance satisfactory to the Agent and (except for the Revolving Credit Notes) in sufficient copies for each Lender:

                     (i) this Agreement, duly executed and delivered by the
              Borrower and, for the account of each Lender requesting the same, a Revolving Credit Note of the Borrower conforming to the requirements set forth herein;

                     (ii) the Guaranty, duly executed by each Guarantor; and

                     (iii) the Security Agreement, duly executed by the Borrower each Guarantor, together with:

                            (A) evidence satisfactory to the Agent that the
              Agent (for the benefit of the Secured Parties) has a valid and perfected first priority security interest in the Collateral, including (x) such documents duly executed by each Loan Party as the Agent may request with respect to the perfection of its security interests in the Collateral (including evidence satisfactory to the Agent that financing statements under the UCC, patent, trademark and copyright security agreements suitable for filing with the Patent and Trademark Office or the Copyright Office and other applicable documents under the laws of any jurisdiction have been appropriately filed with respect to the perfection of Liens created by the Security Agreement) and (y) copies of UCC search reports as of a recent date listing all effective financing statements that name any Loan Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral except for those which shall be terminated on the Effective Date); and

                            (B) Control Account Letters from (A) all securities
              intermediaries with respect to all securities accounts and securities entitlements of the Borrower, and each Subsidiary Guarantor, if any, and (B) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by the Borrower, and each Subsidiary Guarantor, if any;

                     (iv) a favorable opinion of (A) Cadwalader, Wickersham &
              Taft, counsel to the Loan Parties, in substantially the form of Exhibit G and (B) counsel to the Agent as to the enforceability of this Agreement and the other Loan Documents to be executed on the Effective Date;

                     (v) the Intercreditor Agreement duly executed by the
              parties thereto;

                     (vi) a copy of the articles or certificate of incorporation
              (or equivalent organizational documents) of each Loan Party, certified as of a recent date by the Secretary of State of the state of organization of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party;

                     (vii) a certificate of the Secretary or an Assistant
              Secretary of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the by-laws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification, (C) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and
              (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to the immediately preceding clause;

                     (viii) (A) a certificate of the Borrower signed by the
              Chief Financial Officer on behalf of the Borrower, stating that the Borrower is Solvent after giving effect to the initial Loans and Letters of Credit, if any, the application of the proceeds thereof in accordance with Section 7.9 and the payment of all estimated legal, accounting and other fees related hereto and thereto and (B) the Pro Forma Balance Sheet;

                     (ix) a certificate of the Borrower signed on behalf of the
              Borrower by a Responsible Officer to the effect that (A) the conditions set forth in Sections 3.1(c), (g)(ii), (h), (j), (k) and (l) and 3.2(b) have been satisfied and (B) no litigation not listed on Schedule 4.7 shall have been commenced against any Loan Party or any of its Subsidiaries which, if adversely determined, would have a Material Adverse Effect;

                     (x) evidence satisfactory to the Agent that the insurance
              policies required by Section 7.5 and any Collateral Document are in full force and effect, together with endorsements naming the Agent, on behalf of the Secured Parties, as an additional insured and/or loss payee under all insurance policies to be maintained with respect to the properties of the Borrower and its Subsidiaries;

                     (xi) the Geneva Steel Company's consolidated financial
              statements for the fiscal year ending September 30, 2000 certified by the Borrower's independent public accountants;


                     (xii) file-stamped copies of certificate of mergers or
              other confirmation from the Secretary of State of the State of Delaware satisfactory to the Agent of the consummation of the Mergers; and

                     (xiii) such other certificates, documents, agreements and
              information respecting any Loan Party as any Lender through the Agent may reasonably request.

              (b) Fee and Expenses Paid. There shall have been paid to the Agent, for the account of the Agent and the Lenders, as applicable, all fees due and payable on or before the Effective Date (including all such fees described in the Fee Letter), and all expenses due and payable on or before the Effective Date.

              (c) Consents, Etc. Each of the Borrower and its Subsidiaries shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Borrower and its Subsidiaries lawfully (A) to execute, deliver and perform, in all material respects, their respective obligations hereunder, the Loan Documents to which each of them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith, and (B) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents.

              (d) Field Examination. The Agent shall be satisfied with the results of a field examination of the Borrower and its Subsidiaries conducted by Citicorp's internal auditors no more than 50 days prior to the Effective Date.

              (e) Borrowing Base Certificate. The Borrower shall have delivered to the Agent a Borrowing Base Certificate showing borrowing availability and unrestricted cash of at least $75,000,000 after giving effect to all extensions of credit to be made hereunder on the Effective Date.

              (f) Term Loan Facility. The initial funding under the Term Loan Documents shall have occurred.

              (g) Confirmation Order. The Confirmation Order (i) shall be in form and substance satisfactory to the Agent in the exercise of its reasonable judgment and (ii) shall not have been reversed, vacated, amended, supplemented, modified, remanded or stayed and shall have become a Final Order.

              (h) Plan of Reorganization. The Plan of Reorganization shall be the same in all respects as that approved by the Bankruptcy Court on December 8, 2000, shall not have been materially amended, supplemented or otherwise modified, and no material provision thereof shall have been waived, in each case without the prior written consent of the Agent, and all conditions precedent to confirmation and the effectiveness of the Plan of Reorganization shall have been satisfied (or the waiver thereof shall have been consented to by the Agent) and the effectiveness of the Plan of Reorganization shall have occurred or shall be scheduled to occur but for the effectiveness hereof and the initial extension of credit under the Term Loan Documents and all transactions in connection with the Plan of Reorganization shall have been or will be consummated in compliance with all Requirements of Law.

              (i) Bankruptcy Court Jurisdiction. Except as consented to by the Agent, the Bankruptcy Court's retention of jurisdiction under the Confirmation Order shall not govern the enforcement of the Loan Documents or any rights or remedies relating thereto.

              (j) Disclosure Statement. All sources and uses of funds to consummate the Plan of Reorganization shall otherwise be substantially as described in the Disclosure Statement.

              (k) Material Liabilities. The terms and extent of all material liabilities of the Borrower and its Subsidiaries which are not otherwise being discharged upon consummation of the Plan of Reorganization shall be substantially as described in the Disclosure Statement.

              (l) Mergers. The Mergers shall have been consummated strictly in accordance with the terms of the merger agreements delivered to the Agent prior to the Effective Date, in compliance with all applicable laws.

              SECTION 3.2. CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT. The obligation of each Lender on any date (including the Effective Date) to make any Loan and of each Issuer on any date (including the Effective Date) to issue any Letter of Credit is subject to the satisfaction of all of the following conditions precedent:

              (a) Request for Borrowing or Issuance of Letter of Credit. With respect to any Loan, the Agent shall have received a duly executed Notice of Borrowing or, in the case of Swing Loans, a duly executed Swing Loan Request, and with respect to any Letter of Credit, the Agent and the Issuer shall have received a duly executed Letter of Credit Request.

              (b) Representations and Warranties; No Defaults. The following statements shall be true on the date of such Loan or issuance, both before and after giving effect thereto and, in the case of such Loan, to the application of the proceeds therefrom:

                     (i) The representations and warranties set forth in Article
              IV and in the other Loan Documents shall be true and correct on and as of the Effective Date and shall be true and correct in all material respects on and as of any such date after the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; and

                     (ii) no Default or Event of Default has occurred and is
              continuing.

              (c) Borrowing Base. After giving effect to the Loans or Letters of Credit requested to be made or issued on any such date and the use of proceeds thereof, the Revolving Credit Obligations shall not exceed the Maximum Credit at such time.

              (d) No Legal Impediments. The making of the Loans or the issuance of such Letter of Credit on such date does not violate any Requirement of Law on the date of or immediately following such Loan or issuance and is not enjoined, temporarily, preliminarily or permanently.

              (e) Additional Matters. The Agent shall have received such additional documents, information and materials as any Lender, through the Agent, may reasonably request.

Each submission by the Borrower to the Agent of a Notice of Borrowing or a Swing Loan Request and the acceptance by the Borrower of the proceeds of each Loan requested therein, and each submission by the Borrower to an Issuer of a Letter of Credit Request and the issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in Section 3.2(b) on the date of the making of such Loan or the issuance of such Letter of Credit.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

              To induce the Lenders, the Issuers and the Agent to enter into this Agreement and to make the extensions of credit provided for hereunder, the Borrower represents and warrants to the Lenders, the Issuers and the Agent that, on and as of the Effective Date and on and as of each date as required by
Section 3.2(b)(i):

              SECTION 4.1. ENTITY EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not in the aggregate have a Material Adverse Effect; (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted; (d) is in compliance with its Constituent Documents; (e) is in compliance with all applicable Contractual Obligations and Requirements of Law except where the failure to be in compliance would not in the aggregate have a Material Adverse Effect; and (f) except as disclosed in Schedule 4.17, has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals or filings which can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not in the aggregate have a Material Adverse Effect.

              SECTION 4.2. POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

              (a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

                     (i) are within such Loan Party's corporate, limited
              liability company, partnership or other powers;

                     (ii) have been or at the time of delivery thereof pursuant to Article III will have been duly authorized by all necessary corporate, partnership or limited liability company action, including the consent of shareholders, partners or members where required;

                     (iii) do not and will not (A) contravene any Loan Party's
              or any of its Subsidiaries' respective Constituent Documents, (B) violate any other applicable Requirement of Law applicable to any Loan Party (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to any Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of any Loan Party or any of its Subsidiaries, or (D) result in the creation or imposition of any Lien upon any of the property of any Loan Party or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to the Collateral Documents; and

                     (iv) do not require the consent of, authorization by,
              approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those listed on Schedule 4.2 and which have been or will be, prior to the Effective Date, obtained or made, copies of which have been or will be delivered to the Agent pursuant to Section 3.1, and each of which on the Effective Date will be in full force and effect and, with respect to the Collateral, filings required to perfect the Liens created by the Collateral Documents.

              (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditor's rights and the application of general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

              SECTION 4.3. OWNERSHIP OF SUBSIDIARIES.

              (a) Set forth on Schedule 4.3 hereto is a complete and accurate list showing, as of the Effective Date, all Subsidiaries of the Borrower and, as to each such Subsidiary, the jurisdiction of its organization, the number of shares or ownership interests of each class of Stock authorized (if applicable), the number outstanding on the Effective Date and the number and percentage of the outstanding shares of each such class of Stock owned (directly or indirectly) by the Borrower. No Stock of any Subsidiary of the Borrower is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. All of the outstanding Stock of each Subsidiary of the Borrower owned (directly or indirectly) by the Borrower has been validly issued, is fully paid and non-assessable and is owned by the Borrower or a Subsidiary of the Borrower free and clear of all Liens. Neither the Borrower nor any such Subsidiary is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any such Subsidiary, other than the Loan Documents. The Borrower does not own or hold, directly or indirectly, any Stock of any Person other than such Subsidiaries and Investments permitted by Section 8.3.

              (b) There is no Material Subsidiary that is not a Subsidiary Guarantor

              (c) As of the Effective Date, there are no Non-Recourse Subsidiaries.

              SECTION 4.4. FINANCIAL STATEMENTS.

              (a) The consolidated balance sheet of Geneva Steel Company and its Subsidiaries as of September 30, 2000, and the related consolidated statements of income, retained earnings and cash flows of Geneva Steel Company and its Subsidiaries for the fiscal year then ended, certified by Arthur Andersen, LLP, fairly present the consolidated financial condition of Geneva Steel Company and its Subsidiaries as at such date and the consolidated results of the operations of Geneva Steel Company and its Subsidiaries for the period ended on such date, all in conformity with GAAP.

              (b) Neither the Borrower nor any of its Subsidiaries has any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not reflected in the Financial Statements referred to in clause (a) above or in the notes thereto or in Schedule 4.4.

              (c) The Projections have been prepared by the Borrower in light of the past operations of its business, and reflect projections for the five-year period beginning on October 1, 2000 on a month by month basis for the first year and on a year by year basis thereafter, pro forma for the Plan of Reorganization. The Projections are based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of current conditions and current facts known to the Borrower and, as of the Effective Date, reflect the Borrower's good faith and reasonable estimates of the future financial performance of the Borrower and its Subsidiaries and of the other information projected therein for the periods set forth therein.

              (d) The unaudited pro forma consolidated and consolidating balance sheet of the Borrower and its Subsidiaries (the "Pro Forma Balance Sheet"), a copy of which has been delivered to each Lender pursuant to Section 3.1, has been prepared as of September 30, 2000, reflects as of such date, on a pro forma basis, the consolidated financial condition of the Borrower and its Subsidiaries, and the assumptions expressed therein were reasonable based on the information available to the Borrower at the time so furnished and on the Effective Date.

              SECTION 4.5. MATERIAL ADVERSE CHANGE. Since January 31, 2000, there has been no Material Adverse Change (other than any change disclosed to the Agent prior to November 20, 2000), no change after November 20, 2000 that represents any material adverse change to, or material worsening of, the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole, or that is inconsistent in any materially adverse respect with the financial statements and other information delivered to the Agent prior to November 20, 2000. Since January 31, 2000, there have been no events or developments that in the aggregate have had a Material Adverse Effect (other than any events or developments disclosed to the Agent prior to November 20, 2000), no events or developments after November 20, 2000 that represent any material adverse change to, or material worsening of, the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole, or that is inconsistent in any materially adverse respect with the financial statements and other information delivered to the Agent prior to November 20, 2000.

              SECTION 4.6. SOLVENCY. After giving effect to the transactions occurring on and before the Effective Date and the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is Solvent.

              SECTION 4.7. LITIGATION. There are no pending or, to the knowledge of the Borrower, threatened actions, investigations or proceedings affecting the Borrower, or any of its Subsidiaries before any court, Governmental Authority or arbitrator other than those that in the aggregate have no Material Adverse Effect; provided, however, that with respect to the matters listed on Schedule 4.7, the Borrower believes that such matters will not have a Material Adverse Effect. The performance of any action by any Loan Party required or contemplated by any of the Loan Documents is not restrained or enjoined (either temporarily, preliminarily or permanently). Schedule 4.7 lists all litigation pending against any Loan Party on the date hereof which, if adversely determined, could have a Material Adverse Effect.

              SECTION 4.8. TAXES.

              (a) All federal, and all material state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by the Borrower or any of its Tax Affiliates have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Borrower or such Tax Affiliate in conformity with GAAP or the aggregate amount thereof does not exceed for any Fiscal Year $500,000. Proper and accurate amounts have been withheld by the Borrower and each of its Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.

              (b) None of the Borrower or any of its Tax Affiliates has (i) any obligation under any tax sharing agreement or arrangement other than that to which the Agent has a copy prior to the date hereof; or (ii) been a member of an affiliated, combined or unitary group other than the group of which the Borrower (or its Tax Affiliate) is the common parent.

              SECTION 4.9. FULL DISCLOSURE. The information prepared or furnished by or on behalf of the Borrower in connection with this Agreement or the consummation of the financing taken as a whole, including the information contained in the Disclosure Statement, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading. All facts known to the Borrower which are material to an understanding of the financial condition, business, properties or prospects of the Borrower and the Restricted Subsidiaries taken as one enterprise have been disclosed to the Lenders.

              SECTION 4.10. MARGIN REGULATIONS. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in contravention of Regulation T, U or X of the Federal Reserve Board.

              SECTION 4.11. NO BURDENSOME RESTRICTIONS; NO DEFAULTS.

              (a) Neither the Borrower nor any of its Subsidiaries (i) is a party to any Contractual Obligation the compliance with which would have a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other than a Lien permitted under Section 8.2) on the property or assets of any of the Borrower or the Restricted Subsidiaries or (ii) is subject to any charter or corporate restriction which would have a Material Adverse Effect.

              (b) Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Requirement of Law or Contractual Obligation owed by it and, to the knowledge of the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Subsidiary of a Loan Party, other than, in either case, those defaults which in the aggregate would not have a Material Adverse Effect.

              (c) No Default or Event of Default has occurred and is continuing.

              (d) To the best knowledge of the Borrower, there is no Requirement of Law applicable to any Loan Party the compliance with which by such Loan Party would have a Material Adverse Effect.

              SECTION 4.12. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, or (b) a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," as each such term is defined and used in the Public Utility Holding Act of 1935, as amended.

              SECTION 4.13. USE OF PROCEEDS. The proceeds of the Loans and the Letters of Credit are being used by the Borrower solely as follows: (a) to refinance existing Indebtedness of the Borrower and its Subsidiaries and for the payment of related transaction costs, fees and expenses; and (b) for working capital and general corporate purposes, including Capital Expenditures.

              SECTION 4.14. INSURANCE. All policies of insurance of any kind or nature of the Borrower or any of its Subsidiaries, including policies of fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such Person. Neither the Borrower nor any of its Subsidiaries has been unable to obtain insurance for any material coverage for which it had applied or had any material policy of insurance terminated in the past year (other than at its request).

              SECTION 4.15. LABOR MATTERS.

              (a) There are no strikes, work stoppages, slowdowns or lockouts pending or, to the Borrower's knowledge, threatened against or involving the Borrower or any of its Subsidiaries, other than those which have been disclosed in writing to the Agent and which in the aggregate would not have a Material Adverse Effect.

              (b) There are no unfair labor practices, grievances or complaints pending against or involving the Borrower or any of its Subsidiaries, nor are there any arbitrations or grievances threatened involving the Borrower or any of its Subsidiaries, other than those which have been disclosed in writing to the Agent and, in the aggregate, if resolved adversely to the Borrower or such Subsidiary, would not have a Material Adverse Effect.

              (c) Except as set forth on Schedule 4.15, as of the Effective Date, there is no collective bargaining agreement covering any of the employees of the Borrower or its Subsidiaries.

              (d) Schedule 4.15 sets forth as of the date hereof, all material consulting agreements, executive employment agreements, executive compensation plans, deferred compensation agreements, employee stock purchase and stock option plans and severance plans of the Borrower and any of its Subsidiaries.

              SECTION 4.16. ERISA.

              (a) Schedule 4.16 separately identifies as of the date hereof all Title IV Plans, all Multiemployer Plans and all of the employee benefit plans within the meaning of Section 3(3) of ERISA (except those already listed on Schedule 4.15) to which the Borrower or any of its Subsidiaries has any obligation or liability, contingent or otherwise.

              (b) Each employee benefit plan of the Borrower or any of its Subsidiaries which is intended to qualify under Section 401 of the Code has been the subject of a favorable determination letter from the IRS with respect to such qualification, and any trust created thereunder is exempt from tax under the provisions of Section 501 of the Code, except where such failures in the aggregate would not have a Material Adverse Effect.

              (c) Each Title IV Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for non-compliances that in the aggregate would not have a Material Adverse Effect.

              (d) There has been no, nor is there reasonably expected to occur, any ERISA Event which would have a Material Adverse Effect.

              (e) Except to the extent set forth on Schedule 4.16, none of the Borrower, any of the Borrower's Subsidiaries or any ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal as of the date hereof from any Multiemployer Plan.

              SECTION 4.17. ENVIRONMENTAL MATTERS.

              (a) The operations of the Borrower and each of its Subsidiaries have been and are in compliance with all Environmental Laws, including obtaining and complying with all required environmental, health and safety Permits, other than non-compliances that in the aggregate with all matters covered by this
Section 4.17 have (i) no reasonable likelihood of causing total Environmental Liabilities and Costs to exceed $5,000,000 in cash in any 12-month period commencing on or prior to the Scheduled Termination Date and (ii) no Material Adverse Effect.

              (b) None of the Borrower or any of its Subsidiaries or any Real Property currently or, to the knowledge of the Borrower, previously owned, operated or leased by or for the Borrower or any of its Subsidiaries is subject to any pending or, to the knowledge of the Borrower, threatened, claim, order, agreement, notice of violation, notice of potential liability or is the subject of any pending or, to the knowledge of the Borrower, threatened proceeding or governmental investigation under or pursuant to Environmental Laws other than those that in the aggregate with all matters covered by this Section 4.17 have
(i) no reasonable likelihood of causing total Environmental Liabilities and Costs to exceed $5,000,000 in cash in any 12-month period commencing on or prior to the Scheduled Termination Date and (ii) no Material Adverse Effect.

              (c) Except as disclosed on Schedule 4.17, none of the Borrower or any of its Subsidiaries is a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the regulations thereunder or any state analog.

              (d) There are no facts, circumstances or conditions arising out of or relating to the operations or ownership of real property owned, operated or leased by the Borrower or any of its Subsidiaries which are not specifically included in the financial information furnished to the Lenders other than those that in the aggregate with all matters covered by this Section 4.17 have (i) no reasonable likelihood of causing total Environmental Liabilities and Costs to exceed $5,000,000 in cash in any 12-month period commencing on or prior to the Scheduled Termination Date and (ii) no Material Adverse Affect.

              (e) As of the date hereof, no Environmental Lien has attached to any property of the Borrower or any of its Subsidiaries and, to the knowledge of the Borrower, no facts, circumstance or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property.

              (f) The Borrower and each of its Subsidiaries has made available the Lenders copies of all environmental, health or safety audits, studies, assessments, inspections, investigations or other environmental health and safety reports relating to the operations of the Borrower and Subsidiaries or any of their real property that are in the possession, custody or control of the Borrower or any of its Subsidiaries.

              (g) The Borrower has made a timely application for an operating permit under Title V of the federal Clean Air Act and the Utah Conservation Act. The Utah Division of

Air Quality (the "DAQ") has acknowledged the receipt of the application, determined the completeness of the application, and confirmed the existence of the so-called "application shield" which authorizes the Borrower to operate until final action is taken on the permit application. The Borrower believes that the DAQ will issue the permit in due course.

              SECTION 4.18. INTELLECTUAL PROPERTY. The Borrower and its Subsidiaries own or license or otherwise have the right to use all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights (including all Intellectual Property as defined in the Security Agreement) that are necessary for the operations of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of the Borrower or any of its Material Subsidiaries, as set forth on Schedule 4.18. To the Borrower's knowledge, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by the Borrower or any of its Restricted Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or, to the Borrower's knowledge, threatened.

              SECTION 4.19. TITLE; REAL PROPERTY.

              (a) Each of the Borrower and its Material Subsidiaries has good and marketable title to, or valid leasehold interests in, all Real Property and good title to all personal property purported to be owned by it, including those reflected on the most recent Financial Statements delivered by the Borrower, and none of such properties and assets is subject to any Lien except Liens permitted under Section 8.2. The Borrower and its Material Subsidiaries have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Borrower's and its Material Subsidiaries' right, title and interest in and to all such property other than with respect to an immaterial amount of owned equipment.

              (b) Set forth on Schedule 4.19 hereto is a complete and accurate list of all Real Property owned by each Loan Party and its Material Subsidiaries showing as of the Effective Date the street address, county or other relevant jurisdiction, state, and record owner.

              (c) Except as set forth on Schedule 4.19, neither the Borrower nor any of its Material Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by the Borrower or any of its Material Subsidiaries.

              (d) All components of all improvements included within the Real Property owned or leased by any Loan Party or any of its Subsidiaries (collectively, "Improvements"), including the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good working order and repair subject to the Capital Expenditures reflected in the Projections, except where the failure to be in such working order and repair would not have a Material Adverse Effect. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the real property owned or leased by any Loan Party or any of its Subsidiaries are installed and operating subject to the Capital Expenditures reflected in the

Projections and are sufficient to enable the Real Property owned or leased by such Loan Party or Subsidiary to continue to be used and operated in the manner currently being used and operated, and no Loan Party nor any of its Subsidiaries has any knowledge of any factor or condition that could result in the termination or material impairment of the furnishing thereof that could have a Material Adverse Effect. No material Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other Improvement not included in the Real Property owned or leased by any Loan Party or any of its Material Subsidiaries.

              (e) Except for insurance claims disclosed in writing to the Agent after January 25, 1996 and except as otherwise disclosed in writing to the Agent after June 30, 2000 and prior to the Effective Date, no portion of any Real Property owned or leased by any Loan Party or any of its Material Subsidiaries has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition. No portion of any Real Property owned or leased by any Loan Party or any of its Material Subsidiaries is located in a special flood hazard area as designated by any federal Governmental Authority.

              (f) All Permits required to have been issued or appropriate to enable all real property owned or leased by the Borrower or any of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those which in the aggregate would not have a Material Adverse Effect.

              (g) Neither the Borrower nor any of its Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property owned or leased by the Borrower or any of its Subsidiaries or any part thereof, except those which, in the aggregate, would not have a Material Adverse Effect.

              SECTION 4.20. PLAN OF REORGANIZATION. The Plan of Reorganization has been confirmed by the Bankruptcy Court and on the Effective Date will have been substantially consummated.

              SECTION 4.21. MATERIAL SUBSIDIARIES. As of the Effective Date, there are no Subsidiaries of the Borrower.

                                    ARTICLE V

                               FINANCIAL COVENANTS

              As long as any of the Obligations or the Revolving Credit Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Agent that:

              SECTION 5.1. MAINTENANCE OF CONSOLIDATED CASH FLOW. The Borrower will maintain for each period commencing on the Effective Date and ending on the last day of each Fiscal Quarter cumulative Consolidated Cash Flow of not less than $(80,000,000).

              SECTION 5.2. CAPITAL EXPENDITURES. The Borrower will not permit Capital Expenditures to exceed for each of the Fiscal Years set forth below the maximum amount set forth below for such Fiscal Year:

-----------------------------------------------------------------
                                           MAXIMUM CAPITAL
            FISCAL YEAR                      EXPENDITURES
-----------------------------------------------------------------
                2001                         $90,000,000
-----------------------------------------------------------------
                2002                         $85,000,000
-----------------------------------------------------------------
         2003 and following           For each such Fiscal
                                      Year, a Dollar amount
                                      equal to the greater of
                                      (i) 50% of EBITDA of the
                                      Borrower for the
                                      immediately preceding
                                      Fiscal Year or
                                      (ii) $25,000,000
-----------------------------------------------------------------

provided, however, that to the extent that actual Capital Expenditures for any such Fiscal Year shall be less than the maximum amount set forth above for such Fiscal Year (without giving effect to the carryover permitted by this proviso), 75% of the difference between said stated maximum amount and such actual Capital Expenditures shall, in addition, be available for Capital Expenditures in the next succeeding Fiscal Year on a first-in, first-out basis; provided, further, that (i) the Borrower may, in any Fiscal Year, make Capital Expenditures in amounts in addition to the amounts set forth above in an aggregate amount (for such additional amounts of Capital Expenditures) not in excess of the Additional Discretionary Amount and (ii) the Borrower may not make Capital Expenditures relating to the Walking Beam Furnace exceeding $3,000,000 in the aggregate unless and until it has arranged for a fully committed financing or sale and leaseback transaction of at least $30,000,000, and such financing or sale and leaseback transaction shall be with a financial institution, and upon terms and conditions, acceptable to the Agent.

              SECTION 5.3. EBITDA TO CASH INTEREST EXPENSE. During the continuance of a Covenant Liquidity Event Period, the Borrower shall achieve as of the last day of each Fiscal Quarter commencing with the Fiscal Quarter ending March 31, 2001, determined on the basis of the four Fiscal Quarters ending on the date of determination, a ratio of (a) EBITDA of the Borrower for such period to (b) Cash Interest Expense of the Borrower for such period of not less than the ratio set forth below:

-------------------------------------------------------
                                    EBITDA TO CASH
                                 INTEREST EXPENSE AND
                                  PREFERRED DIVIDENDS
     FISCAL QUARTER ENDING              RATIO
-------------------------------------------------------
        March 31, 2001                 3.00 to 1
-------------------------------------------------------
         June 30, 2001                 3.00 to 1
-------------------------------------------------------
      September 30, 2001               3.00 to 1
-------------------------------------------------------
       December 31, 2001               3.00 to 1
-------------------------------------------------------
        March 31, 2002                 3.25 to 1
-------------------------------------------------------
    June 30, 2002 and each             3.50 to 1
     Fiscal Quarter ending
          thereafter
-------------------------------------------------------

provided, however, that for the Fiscal Quarters ending March 31, 2001, June 30, 2001 and September 30, 2001, such ratio shall be determined on a cumulative basis of the actual number of Fiscal Quarters ending after September 30, 2000.

              SECTION 5.4. SENIOR LEVERAGE RATIO. During the continuance of a Covenant Liquidity Event Period, the Borrower will maintain a Senior Leverage Ratio, as determined as of the last day of each Fiscal Quarter set forth below, for four Fiscal Quarters ending on such day (which compliance shall be maintained from the beginning of the first day of such measuring period through the end of the last day of such period and provided that for the Fiscal Quarter ending on March 31, 2001, the denominator shall be 200% of the EBITDA of the Borrower for the first two Fiscal Quarters ending after September 30, 2000 and for the Fiscal Quarter ended June 30, 2001, the denominator shall be 133% of the EBITDA of the Borrower for the first three Fiscal Quarters ending after September 30, 2000), of not more than the maximum ratio set forth opposite such Fiscal Quarter:

-------------------------------------------------------
                                    MAXIMUM SENIOR
     FISCAL QUARTER ENDING          LEVERAGE RATIO
-------------------------------------------------------
        March 31, 2001                 3.50 to 1
-------------------------------------------------------
         June 30, 2001                 3.50 to 1
-------------------------------------------------------
      September 30, 2001               3.50 to 1
-------------------------------------------------------
       December 31, 2001               3.50 to 1
-------------------------------------------------------
        March 31, 2002                 3.25 to 1
-------------------------------------------------------
    June 30, 2002 and each             3.00 to 1
     Fiscal Quarter ending
          thereafter
-------------------------------------------------------


              SECTION 5.5. MAINTENANCE OF TANGIBLE NET WORTH. The Borrower will maintain a Tangible Net Worth greater than or equal to (a) the Borrower's Tangible Net Worth as of the Effective Date less (b) $35,000,000.

                                   ARTICLE VI

                               REPORTING COVENANTS

              As long as any of the Obligations or the Revolving Credit Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Agent that:

              SECTION 6.1. FINANCIAL STATEMENTS. The Borrower shall furnish to the Agent (with sufficient copies for each of the Lenders) the following:

              (a) Monthly Reports. Within 35 days after the end of each of the first two fiscal months in each of the four Fiscal Quarters of each Fiscal Year, financial information regarding Holdings, the Borrower and the Restricted Subsidiaries consisting of consolidated and consolidating unaudited balance sheets as of the close of such month and the related statements of income and cash flow for such month and that portion of the current Fiscal Year ending as of the close of such month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for the current Fiscal Year, in each case certified by a Responsible Officer of the Borrower as fairly presenting the consolidated and consolidating financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments); provided, however, that consolidating financial information shall only be required in respect of the Borrower and the Restricted Subsidiaries and consolidated financial information shall be provided in respect of the Borrower and the Restricted Subsidiaries.

              (b) Quarterly Reports. Within 50 days after the end of each Fiscal Quarter of each Fiscal Year (except for the fourth Fiscal Quarter of each Fiscal
Year), financial information regarding Holdings and its Subsidiaries consisting of consolidated and consolidating unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the Fiscal Year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for the current Fiscal Year, in each case certified by a Responsible Officer of the Borrower as fairly presenting the consolidated and consolidating financial position of the Holdings and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments); provided, however, that consolidating financial information shall only be required in respect of the Borrower and the Restricted Subsidiaries and consolidated financial information shall be provided in respect of the Borrower and the Restricted Subsidiaries.

              (c) Annual Reports. Within 95 days after the end of each Fiscal Year, financial information regarding Holdings and its Subsidiaries and the Borrower and its Subsidiaries consisting of consolidated and consolidating balance sheets of Holdings and its Subsidiaries and the Borrower and its Subsidiaries as of the end of such Fiscal Year and related statements of income and cash flows of Holdings and its Subsidiaries and the Borrower and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, without qualification as to the scope of the audit or as to Holdings or the Borrower being a going concern by Arthur Andersen, LLP or other "big five" firm of independent public accountants (or their successors), together with the report of such accounting firm stating that (i) such consolidated financial statements fairly present the financial position of Holdings and its Subsidiaries and the Borrower and its Subsidiaries, as the case may be, as of the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which such independent certified public accountants shall concur and which shall have been disclosed in the notes to the financial statements), and (ii) the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the business of Holdings and its Subsidiaries and the Borrower and its Subsidiaries, as the case may be, such accounting firm has obtained no knowledge that a Default or Event of Default in respect of the financial covenants contained in Article V has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing in respect of such financial covenants, a statement as to the nature thereof; provided, however, that consolidating financial information shall only be required in respect of the Borrower and the Restricted Subsidiaries and consolidated financial information shall be provided in respect of the Borrower and the Restricted Subsidiaries.

              (d) Compliance Certificate. Together with each delivery of any financial statement pursuant to clauses (b) and (c) of this Section 6.1, a certificate of a Responsible Officer of the Borrower (each, a "Compliance Certificate") (i) showing in reasonable detail the calculations used in determining the Leverage Ratio (for purposes of determining the Applicable Margin and the Applicable Unused Commitment Fee Rate and) and demonstrating compliance with each of the financial covenants contained in Article V which is tested on a quarterly basis


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

and (ii) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action which the Borrower proposes to take with respect thereto.

              (e) Business Plan. Not later than the last day of each Fiscal Year (other than the Fiscal Year ending on December 31, 2000), and containing substantially the types of financial information contained in the Projections,
(i) forecasts prepared by management of the Borrower for each fiscal month in the next succeeding Fiscal Year approved by senior management of the Borrower,
(ii) forecasts prepared by management of the Borrower for each of the succeeding Fiscal Years through the Fiscal Year in which the Revolving Credit Termination Date is scheduled to occur, including, in each instance described in clause (i) and clause (ii) above, (A) a projected year-end consolidated balance sheet and income statement and statement of cash flows and (B) a statement of all of the material assumptions on which such forecasts are based and a management discussion and analysis.

              (f) Management Letters, Etc. Within 10 Business Days after receipt thereof by any Loan Party, copies of each final management letter, exception report or similar letter or report received by such Loan Party from its independent certified public accountants.

              (g) Intercompany Loan Balances. Together with each delivery of any financial statement pursuant to clause (a) of this Section 6.1, a summary of the outstanding balance of all intercompany Indebtedness as of the last day of the fiscal month covered by such financial statement, certified by a Responsible Officer.

              (h) Borrowing Base Certificates. No later than five Business Days after the first day of each calendar month, a Borrowing Base Certificate as of the last day of the next preceding calendar month executed by a Responsible Officer on behalf of the Borrower setting forth the value of all Eligible Inventory and the face amount of all Eligible Receivables as of such date, and no later than (i) Wednesday of each week, a Borrowing Base Certificate as of Friday of the immediately preceding calendar week executed by a Responsible Officer on behalf of the Borrower setting forth the face amount of all Eligible Receivables as of such Friday, and (ii) eight Business Days after the first day of each calendar month, a Borrowing Base Certificate as of the last day of the immediately preceding calendar month executed by a Responsible Officer on behalf of the Borrower setting forth the value of all Eligible Inventory for as of such last day.

              (i) Additional Information. Promptly, from time to time, such other information regarding the operations, including information regarding specific product categories and lines of business of the Borrower and its Subsidiaries, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of any Loan Document, as the Agent or any Lender may reasonably request.

              SECTION 6.2. DEFAULT NOTICES. As soon as practicable, and in any event within five Business Days after a Responsible Officer of any Loan Party has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect or which has any reasonable likelihood of causing or resulting in a Material Adverse Change, the Borrower shall give the Agent and each of the Lenders notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, if known, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.


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

              SECTION 6.3. LITIGATION. Promptly after the commencement thereof, the Borrower shall give the Agent written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting the Borrower or any of its Subsidiaries, which in the reasonable judgment of the Borrower or such Subsidiary, expose the Borrower or such Subsidiary to liability in an amount aggregating $1,000,000 or more or which, if adversely determined, would have a Material Adverse Effect.

              SECTION 6.4. ASSET SALES. Prior to any Asset Sale anticipated to generate in excess of $5,000,000 (or its Dollar Equivalent) in proceeds, the Borrower shall send the Agent a notice (a) describing such Asset Sale or the nature and material terms and conditions of such transaction and (b) stating the estimated Net Cash Proceeds anticipated to be received by the Borrower or any of its Subsidiaries.

              SECTION 6.5. SEC FILINGS; PRESS RELEASES. Promptly after the sending or filing thereof, the Borrower shall send the Agent copies of (a) all reports which the Holdings sends to its securityholders generally, (b) all reports and registration statements which the Holdings or any of its Subsidiaries files with the Securities and Exchange Commission or any national or foreign securities exchange or the National Association of Securities Dealers, Inc., (c) all press releases and (d) all other statements concerning material changes or developments in the business of such Loan Party made available by any Loan Party to the public generally.

              SECTION 6.6. LABOR RELATIONS. Promptly after becoming aware of the same, the Borrower shall give the Agent written notice of (a) any material labor dispute to which the Borrower or any of its Subsidiaries is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person's plants and other facilities, and (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any of such Person.

              SECTION 6.7. TAX RETURNS. Upon the request of any Lender, through the Agent, the Borrower will provide copies of all federal, state and local tax returns and reports filed by the Borrower or any of its Subsidiaries in respect of taxes measured by income (excluding sales, use and like taxes).

              SECTION 6.8. INSURANCE. As soon as is practicable and in any event within 90 days after the end of each Fiscal Year, the Borrower will furnish the Agent (in sufficient copies for each of the Lenders) with (a) a report in form and substance satisfactory to the Agent and the Lenders outlining all material insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and the duration of such coverage and (b) an insurance broker's statement that all premiums then due and payable with respect to such coverage have been paid.

              SECTION 6.9. ERISA MATTERS. The Borrower shall furnish the Agent (with sufficient copies for each of the Lenders):

              (a) promptly and in any event within 30 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a written statement of a Responsible Officer of the Borrower describing such ERISA Event or waiver request and the action, if any, which the Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto;

              (b) promptly and in any event within 10 Business Days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan;

              (c) simultaneously with the date that the Borrower, any of its Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

              SECTION 6.10. ENVIRONMENTAL MATTERS. The Borrower shall provide the Agent promptly and in any event within 10 Business Days of the Borrower or any Subsidiary learning of any of the following, written notice of any of the following:

              (a) that any Loan Party is or may be liable to any Person as a result of a Release or threatened Release which could reasonably be expected to subject the Loan Parties in the aggregate for all matters covered by this
Section 6.11 to total Environmental Liabilities and Costs of $5,000,000 or more in cash in any 12-month period;

              (b) the receipt by any Loan Party of notification that any real or personal property of such Loan Party is or is reasonably likely to be subject to any Environmental Lien;

              (c) the receipt by any Loan Party of any notice of violation of or potential liability under, or knowledge by such Loan Party that there exists a condition which could reasonably be expected to result in a violation of or liability under any Environmental Law, except for violations and liabilities the consequence of which in the aggregate would have no reasonable likelihood of subjecting the Loan Parties in the aggregate for all matters covered by this
Section 6.11 to total Environmental Liabilities and Costs of $5,000,000 or more in cash in any 12-month period commencing on or prior to the Scheduled Termination Date;

              (d) the commencement of any judicial or administrative proceeding or investigation alleging a violation of or liability under any Environmental Law, which in the aggregate, if adversely determined, would have a reasonable likelihood of subjecting the Loan Parties in the aggregate for all matters covered by this Section 6.11 to total Environmental Liabilities and Costs of $5,000,000 or more in cash in any 12-month period commencing on or prior to the Scheduled Termination Date;

              (e) any proposed acquisition of stock, assets or real estate, or any proposed leasing of property, or any other action by any Loan Party or any of its Subsidiaries other than those the consequences of which in the aggregate have reasonable likelihood of subjecting the Loan Parties in the aggregate for all matters covered by this Section 6.11 to total Environmental Liabilities and Costs of $5,000,000 or less in cash in any 12-month period commencing on or prior to the Scheduled Termination Date;

              (f) any proposed action by any Loan Party or any of its Subsidiaries or any proposed change in Environmental Laws or any other act or omission by any Governmental Authority which in the aggregate have a reasonable likelihood of requiring the Loan Parties to obtain additional environmental, health or safety Permits or make additional capital improvements to obtain compliance with Environmental Laws that in the aggregate would cost $5,000,000 or more in cash in any 12-month period commencing on or prior to the Scheduled Termination Date or subject the Loan Parties in the aggregate for all matters covered by this

Section 6.11 to total additional Environmental Liabilities and Costs of $5,000,000 or more in cash in any 12-month period commencing on or prior to the Scheduled Termination Date; and

              (g) upon written request by any Lender through the Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Agreement.

              SECTION 6.11. BORROWING BASE DETERMINATION.

              (a) The Borrower shall conduct, or shall cause to be conducted, at its expense, and upon request of the Agent, and present to the Agent for approval, such appraisals, investigations and reviews as the Agent shall request for the purpose of determining the Borrowing Base, all upon notice and at such times during normal business hours and as often as may be reasonably requested in accordance with the Agent's customary practices. The Borrower shall furnish to the Agent any information which the Agent may reasonably request regarding the determination and calculation of the Borrowing Base and which is available to the Borrower without undue cost or effort, including correct and complete copies of any invoices, underlying agreements, instruments or other documents and the identity of all Account Debtors in respect of Accounts referred to therein.

              (b) The Borrower shall promptly notify the Agent in writing in the event that at any time the Borrower receives or otherwise gains knowledge that
(i) the Borrowing Base has decreased by $10,000,000 from the Borrowing Base reflected in the most recent Borrowing Base Certificate delivered pursuant to
Section 6.1(h) or that (ii) the outstanding Revolving Credit Outstandings exceed the Borrowing Base as a result of a decrease therein, and the amount of such excess.

              (c) The Agent may, at the Borrower's sole cost and expense, make test verifications of the Accounts and physical verifications of the Inventory in any manner and through any medium that the Agent considers advisable, and the Borrower shall furnish all such assistance and information as the Agent may require in connection therewith.

              SECTION 6.12. OTHER INFORMATION. The Borrower will provide the Agent or any Lender with such other information respecting the business, properties, condition, financial or otherwise, or operations of the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

              As long as the Obligations or the Revolving Credit Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Agent that:

              SECTION 7.1. PRESERVATION OF CORPORATE EXISTENCE, ETC. The Borrower shall, and shall cause each of its Material Subsidiaries to, preserve and maintain its corporate, partnership or limited liability company existence, rights (charter and statutory) and franchises, except as permitted by Sections
8.3 and 8.4.


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

              SECTION 7.2. COMPLIANCE WITH LAWS, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not in the aggregate have a Material Adverse Effect.

              SECTION 7.3. CONDUCT OF BUSINESS. Except as otherwise permitted by this Agreement, the Borrower shall, and shall cause each of its Subsidiaries to,
(a) conduct its business in the ordinary course and (b) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Borrower or any of its Subsidiaries, except in each case where the failure to comply with the covenants in each of clauses (a) and (b) above would not in the aggregate have a Material Adverse Effect.

              SECTION 7.4. PAYMENT OF TAXES, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges, levies and judgments, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the Borrower or the appropriate Subsidiary in conformity with GAAP.

              SECTION 7.5. MAINTENANCE OF INSURANCE. The Borrower shall (i) maintain, and cause to be maintained for each of its Subsidiaries insurance coverage with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates (provided that the Borrower shall be entitled to use reasonable and customary deductibles and, other than in respect of Collateral unless consented to by the Agent in writing, self-insurance programs), and such other insurance as may be reasonably requested by the Requisite Lenders, and, in any event, all insurance required by any Collateral Documents and (ii) cause all such insurance to name the Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days' written notice thereof to the Agent.

              SECTION 7.6. ACCESS. The Borrower shall from time to time permit the Agent, or any agents or representatives thereof, upon at least two Business Days' notification of the same (except that upon the occurrence and during the continuance of an Event of Default, no such notice shall be required) to (a) examine and make copies of and abstracts from the records and books of account of the Borrower and each of its Subsidiaries, (b) visit the properties of the Borrower and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with any of their respective officers or directors, and (d) communicate directly with the Borrower's independent certified public accountants. The Borrower shall authorize its independent certified public accountants to disclose to the Agent or any agents or representations thereof any and all financial statements and other information of any kind, as the Agent reasonably requests from the Borrower and which such accountants may have, and be permitted to share in accordance with their professional responsibilities, with respect to the business, financial condition, results of operations or other affairs of the Borrower or any of its Subsidiaries.

              SECTION 7.7. KEEPING OF BOOKS. The Borrower shall, and shall cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of the Borrower and each such Subsidiary.


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

              SECTION 7.8. MAINTENANCE OF PROPERTIES, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve, (a) all of its properties which are necessary in the conduct of its business in good working order and condition, (b) all rights, permits, licenses, approvals and privileges (including all Permits) which are used or useful or necessary in the conduct of its business, and (c) all registered patents, trademarks, trade names, copyrights and service marks with respect to its business; except in each case where the failure to so maintain and preserve in the aggregate would have no Material Adverse Effect.

              SECTION 7.9. APPLICATION OF PROCEEDS. The Borrower shall use the entire amount of the proceeds of the Loans as provided in Section 4.13.

              SECTION 7.10. ENVIRONMENTAL. The Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with Environmental Laws and, without limiting the foregoing, the Borrower shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that has any reasonable likelihood of causing the Borrower and its Subsidiaries to incur Environmental Liabilities and Costs in excess of $5,000,000 in cash in any 12-month period, (a) conduct or pay for consultants to conduct, tests or assessments of environmental conditions at such operations or properties, including the investigation and testing of subsurface conditions and (b) take such Remedial Action, investigational or other action as required by Environmental Laws or as any Governmental Authority requires or as is appropriate and consistent with good business practice to address the Release or event.

              SECTION 7.11. ADDITIONAL COLLATERAL AND GUARANTIES. To the extent not delivered to the Agent on or before the Effective Date, the Borrower shall cause each Restricted Subsidiary not in existence on the Effective Date (i) (A) to become a party to the Guaranty and the applicable Collateral Documents and the Intercreditor Agreement and (B) to take such actions necessary or advisable to grant to the Agent for the benefit of the Secured Parties a perfected security interest in the Collateral described in the Collateral Documents with respect to such Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Agent and (ii) if requested by the Agent, to deliver to the Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent.

              SECTION 7.12. INTEREST RATE CONTRACTS. The Borrower shall, no later than 60 days after the Effective Date, enter into an Interest Rate Contract or Contracts, on terms and with counterparties satisfactory to the Agent, to provide protection against interest rates exceeding 8.8% per annum on Indebtedness bearing floating interest rates for a period of four years with respect to a notional amount of at least $75,000,000.

              SECTION 7.13. REAL PROPERTY. The Borrower shall, and shall cause each of its Subsidiaries to, (i) comply in all material respects with all of their respective obligations under all of their respective Leases now or hereafter held respectively by them with respect to Real Property, including the Leases set forth in Schedule 4.19, except to the extent that such failure to comply would not have a Material Adverse Effect; (ii) not modify, amend, cancel, extend or otherwise change in any manner that would have a Material Adverse Effect any of the terms, covenants or conditions of any such Leases; (iii) not assign or sublet any other Lease if such assignment or sublet would have a Material Adverse Effect; (iv) provide the Agent with a copy of each notice of default under any Lease received by the Borrower or any Restricted Subsidiary of the Borrower immediately upon receipt thereof and deliver to the Agent a copy of each notice of


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

default sent by the Borrower or any Restricted Subsidiary under any Lease simultaneously with its delivery of such notice under such Lease; and (v) notify the Agent at least 14 days prior to the date the Borrower or any such Restricted Subsidiary takes possession of, or becomes liable under, any new leased premises or Lease, whichever is earlier.

              SECTION 7.14. POST-CLOSING MATTERS. Within 30 days after the Initial Closing Date, the Borrower shall provide to the Agent Blocked Account Letters from the Blocked Account Banks.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

              As long as any of the Obligations or the Revolving Credit Commitments remain outstanding, without the written consent of the Requisite Lenders, the Borrower agrees with the Lenders and the Agent that:

              SECTION 8.1. INDEBTEDNESS. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except (each being given independent effect):

              (a) the Secured Obligations;

              (b) Indebtedness existing on the Effective Date and disclosed on
Schedule 8.1;

              (c) Guaranty Obligations incurred by the Borrower or any Subsidiary Guarantor in respect of Indebtedness of the Borrower or any Subsidiary Guarantor otherwise permitted by this Section 8.1;

              (d) Capital Lease Obligations and purchase money Indebtedness incurred by the Borrower or a Restricted Subsidiary to finance the acquisition of fixed assets in an aggregate outstanding principal amount not to exceed $65,000,000 at any time outstanding; provided, however, that the Capital Expenditure related thereto is otherwise permitted by Section 5.2;

              (e) Renewals, extensions, refinancings and refundings of Indebtedness permitted by clause (b), (d) or (j) of this Section 8.1; provided, however, that any such renewal extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount of the Indebtedness being renewed, extended, refinanced or refunded plus any accrued interest, customary fees, costs and expenses relating thereto and is on terms no less favorable to the Borrower or such Restricted Subsidiary taken as a whole than the Indebtedness being renewed, extended, refinanced or refunded; provided, however, that as to weighted average maturity, taken by itself, such extended, refinanced or refunded Indebtedness shall not have a shorter term than the Indebtedness being extended, refinanced or refunded;

              (f) Indebtedness arising from intercompany loans (i) from the Borrower to any Subsidiary Guarantor or from any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor and (ii) from the Borrower or any Subsidiary Guarantor to any Restricted Subsidiary that is not a Subsidiary Guarantor; provided, however, that the Investment in the intercompany loan to such Subsidiary is permitted under Section 8.3;


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

              (g) Indebtedness arising under any performance or surety bond entered into in the ordinary course of business;

              (h) Obligations under Interest Rate Contracts required by Section 7.12;

              (i) unsecured Indebtedness not otherwise permitted under this
Section 8.1 in an aggregate outstanding principal amount not to exceed $10,000,000 at any time;

              (j) Permitted Subordinated Indebtedness;

              (k) Indebtedness to finance the payments of insurance premiums in an aggregate amount at any one time outstanding and on terms consistent with the Borrower's past practice;

              (l) Indebtedness of the Borrower owing to Mannesmann under the Mannesmann Agreement; and

              (m) Indebtedness if, immediately after giving pro forma effect to the incurrence thereof, the ratio of EBITDA of the Borrower to Cash Interest Expense of the Borrower would be greater than or equal to 4.00 to 1.

              SECTION 8.2. LIENS, ETC. The Borrower will not, and will not permit any Restricted Subsidiary to, create or suffer to exist, any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or assign, or permit Restricted Subsidiary to assign, any right to receive income, except for:

              (a) Liens created pursuant to the Loan Documents;

              (b) Liens existing on the Effective Date and disclosed on Schedule 8.2;

              (c) Customary Permitted Liens;

              (d) purchase money Liens granted by the Borrower or any Restricted Subsidiary (including the interest of a lessor under a Capital Lease and Liens to which any property is subject at the time of the Borrower's or such Restricted Subsidiary's acquisition thereof) securing Indebtedness permitted under Section 8.1(d) and limited in each case to the property purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease;

              (e) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness permitted by clauses (b), (d), (e) or (k) of
Section 8.1 to the extent such Indebtedness was secured and without any change in the assets subject to such Lien;

              (f) Liens in favor of lessors securing operating leases;

              (g) Liens securing trustee's fees and the performance of bids, tenders, leases, contracts (other than the payment of borrowed money), statutory obligations, surety and appeal bonds, and other obligations of like nature, incurred as an incident to and in the ordinary business, and judgment, attachment and award liens; provided, however, that (i) with respect to judgment, attachment or award liens, such Liens (A) are against property of the Borrower or a Subsidiary other than the Collateral and (B) are terminated or otherwise extinguished within 60 days after the creation thereof, and (ii) all such Liens (A) in the aggregate have no Material Adverse Effect and (B) do not secure directly or indirectly judgments, attachments or awards in excess of $1,000,000 in the aggregate;

              (h) Liens on the proceeds of any insurance policy in connection with Indebtedness for premium financing to the extent such Indebtedness is permitted under Section 8.1(k); and

              (i) Liens not otherwise permitted by the foregoing clauses of this
Section 8.2 securing obligations or other liabilities (other than Indebtedness) of any Loan Party; provided, however, that the aggregate outstanding amount of such obligations and liabilities secured by such Liens shall not exceed $3,000,000 at any time.

              SECTION 8.3. INVESTMENTS. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly make or maintain any Investment except:

              (a) Investments existing on the Effective Date and disclosed on
Schedule 8.3;

              (b) Investments in Cash Equivalents held in a Control Account as defined in the Security Agreement or a securities account with respect to which the Agent for the benefit of the Secured Parties has a first priority perfected Lien;

              (c) Investments in accounts, contract rights and chattel paper (each as defined in the Uniform Commercial Code), notes receivable and similar items arising or acquired in the ordinary course of business consistent with the past practice of the Borrower and its Subsidiaries;

              (d) Investments received in settlement of amounts due to the Borrower or any Restricted Subsidiary effected in the ordinary course of business;

              (e) Investments by (i) the Borrower in any Subsidiary Guarantor, or by any Subsidiary Guarantor in the Borrower or any other Subsidiary Guarantor, (ii) the Borrower or any Subsidiary Guarantor in connection with a Permitted Acquisition, (iii) a Subsidiary that is not a Subsidiary Guarantor in the Borrower or any other Subsidiary, (iv) the Borrower or any Subsidiary Guarantor in a Subsidiary that is not a Subsidiary Guarantor; provided, however, that the aggregate outstanding amount of such Investments pursuant to this clause (iv) shall not exceed $3,000,000 at any time;

              (f) loans or advances to employees of the Borrower or any Restricted Subsidiary in the ordinary course of business, which loans and advances shall not exceed the aggregate outstanding principal amount of $1,500,000 at any time;

              (g) Investments constituting proceeds of collateral under the Term Loan Documents;

              (h) Investments by the Borrower or any Restricted Subsidiary in Permitted Acquisitions and joint ventures (other than, in the case of the Borrower, Investments constituting a general partnership interest which results in the Borrower being or becoming a general partner for partnership liability purposes) which Investments the Borrower has reasonably determined are or would be complementary to the Borrower's business and are consistent with the provisions of

Sections 8.6 and 8.7; provided, however, that the aggregate amount of such Investments made after the Effective Date, together with all Guaranty Obligations of the Borrower and the Restricted Subsidiaries incurred after the Effective Date with respect to the Indebtedness of the Person in whom or with respect to whom such Investment is made shall not exceed 50% of the Additional Discretionary Amount; and provided, further, that after giving effect to any such Investment, no Default or Event of Default under any other provision hereof has occurred and is continuing or is reasonably likely to result therefrom;

              (i) Investments to the extent that the consideration is the issuance by Holdings or the Borrower of its Stock or Stock Equivalents in respect of the Stock of Holdings or the Borrower if the cash portion of the consideration for such Investment does not exceed 50% of the value of the total consideration for all such Investments;

              (j) Investments made in connection with e-commerce activities which do not violate Sections 8.6 and 8.7 which do not to exceed $3,000,000 in the aggregate; and

              (k) Investments not otherwise permitted hereby in an aggregate outstanding amount not to exceed $500,000 in any Fiscal Year; provided, however, that amounts not used under this clause (k) in any Fiscal Year may be carried forward to subsequent Fiscal Years.

              SECTION 8.4. SALE OF ASSETS. The Borrower will not, and will not permit any Restricted Subsidiary to, sell, convey, transfer, lease or otherwise dispose of, any of its assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of its assets or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary's Stock or Stock Equivalent (any such disposition being an "Asset Sale"), except:

              (a) the sale or disposition of inventory (including by-products and raw materials) in the ordinary course of business;

              (b) the sale or disposition of equipment which have become obsolete or are replaced in the ordinary course of business;

              (c) the lease or sublease of real property not constituting a sale and leaseback, to the extent not otherwise prohibited by this Agreement;

              (d) assignments and licenses of intellectual property of the Borrower and the Restricted Subsidiaries in the ordinary course of business;

              (e) any Asset Sale to the Borrower or any Subsidiary Guarantor;

              (f) any sale pursuant to a sale and leaseback transaction permitted pursuant to Section 8.15; and

              (g) as long as no Default or Event of Default is continuing or would result therefrom, any other Asset Sale for Fair Market Value.

              SECTION 8.5. RESTRICTED PAYMENTS. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except:


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

              (a) Restricted Payments by any Restricted Subsidiary of the Borrower to the Borrower or any Subsidiary Guarantor and by the Borrower to any Subsidiary Guarantor; and

              (b) cash dividends on the Stock of the Borrower to Holdings paid and declared in any Fiscal Year solely for the purpose of funding the following:

                     (i) ordinary operating expenses and scheduled debt service of Holdings not in excess of $5,000,000 in any Fiscal Year;

                     (ii) payments by Holdings in respect of foreign, federal,
              state or local taxes owing by Holdings in respect of the Borrower and the Restricted Subsidiaries, but not greater than the amount that would be payable by the Borrower, on a consolidated basis, if the Borrower were the taxpayer;

provided, however, that the Restricted Payments described in clause (b) above shall not be permitted if such Restricted Payment is prohibited under the terms of any Indebtedness (other than the Obligations) of the Borrower or any Restricted Subsidiary;

              (c) in connection with a refinancing or refunding permitted by
Section 8.1(e);

              (d) in respect of the Obligations; and

              (e) Restricted Payments in an aggregate amount not in excess of 50% of the Additional Discretionary Amount (without taking into account (a) any amounts under clause (c) of the definition of Additional Discretionary Amount and (b) any Capital Expenditures made by the Borrower or any of its Subsidiaries by virtue of the definition of Additional Discretionary Amount).

              Notwithstanding anything in this Agreement to the contrary, no Restricted Payment described in clauses (b)(i) (as to debt service only),
(b)(ii), (c) or (e) shall be permitted under this Section 8.5 if any Event of Default or Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom.

              SECTION 8.6. RESTRICTION ON FUNDAMENTAL CHANGES; PERMITTED ACQUISITIONS. Except in connection with a Permitted Acquisition permitted by
Section 8.3, the Borrower will not, and will not permit any Restricted Subsidiary to (a) merge with any Person, (b) consolidate with any Person, (c) acquire all or substantially all of the Stock or Stock Equivalents of any Person, (d) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, (e) enter into any joint venture or partnership with any Person or (f) acquire or create any Subsidiary unless, after giving effect thereto, in each case the Borrower is in compliance with
Section 7.11.

              SECTION 8.7. CHANGE IN NATURE OF BUSINESS. The Borrower will not, and will not permit any Subsidiary to, make any material change in the nature or conduct of its business as carried on at the date hereof, whether in connection with a Permitted Acquisition or otherwise; provided, however, that the Borrower and its Subsidiaries may engage in a type of business which the Borrower has reasonably determined is or would be complementary to the type of business engaged in by the Borrower on the Effective Date.


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

              SECTION 8.8. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Restricted Subsidiary to, except as otherwise expressly permitted herein, do any of the following: (a) make any Investment in an Affiliate of the Borrower which is not a Subsidiary of the Borrower except as permitted under Section 8.3; (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of the Borrower which is not a Subsidiary of the Borrower; (c) merge into or consolidate with or purchase or, without the consent of the Agent, acquire assets from any Affiliate of the Borrower which is not a Restricted Subsidiary; (d) repay any Indebtedness to any Affiliate of the Borrower which is not a Restricted Subsidiary except for Permitted Subordinated Indebtedness; or (e) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of the Borrower which is not a Subsidiary Guarantor (including guaranties and assumptions of obligations of any such Affiliate), except for (i) transfers, sales, leases, assignments, dispositions, purchases, or acquisitions of assets and transactions in the ordinary course of business on a basis no less favorable to the Borrower or such Subsidiary Guarantor as would be obtained in a comparable arm's-length transaction with a Person not an Affiliate and (ii) salaries, fees and other employee compensation to officers or directors of the Borrower or any Restricted Subsidiary comparable to those salaries, fees and other employee compensation which are customary in the Borrower's industry for similarly situated officers and directors. Notwithstanding the foregoing, the restrictions set forth in this
Section 8.8 shall not prohibit any Indebtedness permitted by Section 8.1(j) and customary directors' fees and consulting fees, and shall not apply to collective bargaining agreements entered into in good faith, compensation paid to the Borrower's salaried non-officer employees, any transaction between the Borrower and any Subsidiary of the Borrower or between Subsidiaries of the Borrower in the ordinary course of business consistent with past practice and to any transaction relating to direct iron-making as more fully described on Schedule 8.8; provided, however, that this Section 8.8 shall not apply to the transactions relating to direct iron-making, as more fully described on Schedule
8.8 hereto or to payments made by the Borrower to Holdings, pursuant to the Servicing Agreement.

              SECTION 8.9. RESTRICTIONS ON RESTRICTED SUBSIDIARY DISTRIBUTIONS; NO NEW NEGATIVE PLEDGE. Other than pursuant to the Loan Documents, the Term Loan Documents and any agreements governing any purchase money Indebtedness or Capital Lease Obligations permitted by clause (b), (d), or (e) of Section 8.1 (in which latter case, any prohibition or limitation shall only be effective against the assets financed thereby), the Borrower will not, and will not permit any Restricted Subsidiary to, (a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower or (b) enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement which requires other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations.

              SECTION 8.10. PLANS. The Borrower shall not, and shall not permit any of its Subsidiaries or ERISA Affiliates to, (a) other than for obligations in effect on the Effective Date with respect to plans listed on Schedule 4.16, adopt or become obligated to contribute to any Title IV Plan or any Multiemployer Plan or any other Plan subject to Section 412 of the Code, (b) establish or become obligated with respect to any new Welfare Benefit Plan, or modify any existing Welfare Benefit Plan, which is reasonably likely to result in an increase of the present value of future liabilities for post-retirement life insurance and medical benefits under all such


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

plans to increase by more than $1,000,000, or (c) establish or become obligated to contribute to any new unfunded Pension Plan, or modify any existing unfunded Pension Plan, which is reasonably likely to result in an increase in the present value of future liabilities under all such plans of more than $1,000,000.

              SECTION 8.11. MODIFICATION OF CONSTITUENT DOCUMENTS. The Borrower will not, and will not permit any Restricted Subsidiary to, change its capital structure (including in the terms of its outstanding Stock) or otherwise amend its Constituent Documents, except for changes and amendments which do not materially affect the rights and privileges of the Borrower or any of the Restricted Subsidiaries, or the interests of the Agent, the Lenders and the Issuers under the Loan Documents or in the Collateral.

              SECTION 8.12. MODIFICATION OF OTHER DEBT AGREEMENTS. The Borrower will not, and will not permit any Restricted Subsidiary to, change or amend the terms of any Other Debt (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (a) increase the interest rate on such Other Debt; (b) change the dates upon which payments of principal or interest are due on such Other Debt other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Other Debt;
(d) change the redemption or prepayment provisions of such Other Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; or (e) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such Other Debt in a manner adverse to the Borrower, any Restricted Subsidiary, the Agent or any Lender; provided, however, to the extent that such change or amendment to Other Debt is negotiated on an arm's-length basis and does not result in such Other Debt being on terms which are, taken as a whole, less favorable to the Borrower and the Restricted Subsidiaries, then such change or amendment shall not be a violation of this
Section 8.8 if such Other Debt as so changed or amended would otherwise have been permitted to be incurred pursuant to Section 8.1 if such Other Debt had been refinanced.

              SECTION 8.13. ACCOUNTING CHANGES; FISCAL YEAR. The Borrower will not, and will not permit any Restricted Subsidiary to, change its (a) accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or any Requirement of Law and disclosed to the Lenders and the Agent or
(b) Fiscal Year.

              SECTION 8.14. MARGIN REGULATIONS. The Borrower will not, and will not permit any of its Subsidiaries to, use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board).

              SECTION 8.15. OPERATING LEASES; SALE/LEASEBACKS.

              (a) The Borrower will not, and will not permit any Restricted Subsidiary to, become or remain liable as lessee or guarantor or other surety with respect to any operating lease, unless that aggregate amount of all rents paid or accrued under all such operating leases shall be on market terms as a result of arm's length negotiations and shall not exceed $10,000,000 in any Fiscal Year.

              (b) The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction covering any property with an aggregate Fair Market Value in excess of $17,000,000 unless the same shall be on market terms as a result of arm's


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

length negotiation, and no Default or Event of Default is then continuing or would result therefrom; provided, however, that the Borrower and the Restricted Subsidiaries may enter into a sale and leaseback transaction for a Walking Beam Furnace with a Fair Market Value not in excess of $48,000,000; provided further, however, that the Borrower and the Restricted Subsidiaries may enter into a sale and leaseback transaction with respect to a Walking Beam Furnace with a Fair Market Value in excess of $48,000,000 if at least $30,000,000 of financing for such transaction is received by the Borrower and the Restricted Subsidiaries from a financial institution acceptable to the Agent in its sole discretion.

              SECTION 8.16. CANCELLATION OF INDEBTEDNESS OWED TO IT. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, cancel any claim or Indebtedness owed to it except in the ordinary course of business consistent with past practice.

              SECTION 8.17. NO SPECULATIVE TRANSACTIONS. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any speculative transaction or in any transaction involving Hedging Contracts except as required by Section 7.12 or for the sole purpose of hedging in the normal course of business and consistent with industry practices.

              SECTION 8.18. COMPLIANCE WITH ERISA. The Borrower will not, and will not permit any of its Subsidiaries to, or cause or permit any ERISA Affiliate to, cause or permit to occur (a) an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or (b) an ERISA Event that would have a Material Adverse Effect.

              SECTION 8.19. ENVIRONMENTAL. The Borrower will not, and will not permit any of its Subsidiaries to, allow a Release of any Contaminant in violation of any Environmental Law; provided, however, that the Borrower shall not be deemed in violation of this Section 8.19 if, as the consequence of all such Releases, such Loan Party would not incur Environmental Liabilities and Costs in excess of $5,000,000 in the aggregate in cash in any twelve-month period commencing on or prior to the date which is four years after the Scheduled Termination Date.

              SECTION 8.20. MATERIAL SUBSIDIARIES. The Borrower shall not permit its Restricted Subsidiaries which are not Material Subsidiaries or Subsidiary Guarantors to own, in the aggregate for all such Subsidiaries, 5% or more of the Total Assets or contribute 5% or more than of the Consolidated Net Income of the Borrower and its Subsidiaries on a consolidated basis.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

              SECTION 9.1. EVENTS OF DEFAULT. Each of the following events shall be an Event of Default:

              (a) the Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when the same becomes due and payable; or

              (b) the Borrower shall fail to pay any interest on any Loan, any fee under any of the Loan Documents or any other Obligation (other than one referred to in clause (a) above) and such non-payment continues for a period of three Business Days after the due date therefor; or


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

              (c) any representation or warranty made or deemed made by any Loan Party in any Loan Document or by or behalf of any Loan Party in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

              (d) any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Article V, Section 6.1, 6.2, 7.1, 7.6, 7.11,
7.12 or 7.13 or Article VIII, and, in the case of either Section 5.3 or Section 5.4, such failure to perform or observe the covenant set forth in such Section shall be continuing, or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause
(ii) shall remain unremedied for 30 days after the earlier of the date on which
(A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

              (e) (i) the Borrower or any Restricted Subsidiary shall fail to make any payment or payments on any Indebtedness (other than the Obligations) of the Borrower or any such Restricted Subsidiary (or any Guaranty Obligation in respect of Indebtedness of any other Person) having an aggregate principal amount for all such Indebtedness of $10,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration after the expiration of any applicable grace period, demand or otherwise); or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

              (f) the Borrower or any Restricted Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Borrower or any Restricted Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against the Borrower or any Restricted Subsidiary (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceedings shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

              (g) one or more judgments or orders (or other similar process) involving, in any single case or in the aggregate, an amount in excess of $1,000,000 in the case of a money judgment, to the extent not covered by insurance, shall be rendered against one or more of any of the Loan Parties and its Subsidiaries and shall remain unpaid and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

              (h) an ERISA Event shall occur and the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, exceeds $10,000,000 in the aggregate;


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

              (i) any material provision of any Collateral Document or any Guaranty after delivery thereof pursuant to this Agreement or any other Loan Document shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party thereto, or any Loan Party shall so state in writing; or

              (j) any Collateral Document shall for any reason cease to create a valid Lien on any material amount of the Collateral purported to be covered thereby or except as permitted by the Loan Documents, such Lien shall cease to be a perfected and first priority Lien or any Loan Party shall so state in writing; or

              (k) there shall occur any Change of Control; or

              (l) there shall occur a Material Adverse Change (other than any change disclosed to the Agent prior to November 20, 2000), any change since November 20, 2000 that represents any material adverse change to, or material worsening of, the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole, or that is inconsistent in any materially adverse respect with the financial statements and other information delivered to the Agent prior to November 20, 2000 or any event or circumstances which would have a Material Adverse Effect (other than any event or circumstance disclosed to the Agent prior to November 20, 2000), any event or circumstance since November 20, 2000 that represents any material adverse change to, or material worsening of, the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole, or that is inconsistent in any materially adverse respect with the financial statements and other information delivered to the Agent prior to November 20, 2000; or

              (m) one or more of the Borrower and its Material Subsidiaries shall have entered into one or more consent or settlement decrees or agreements or similar arrangements with a Governmental Authority or one or more judgments, orders, decrees or similar actions shall have been entered against one or more of the Borrower and its Subsidiaries based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, the Borrower and its Subsidiaries are likely to incur Environmental Liabilities and Costs in excess of $5,000,000 in the aggregate in cash in any twelve-month period commencing on or prior to the Scheduled Termination Date that were not reflected in the Projections or the Financial Statements delivered pursuant to Section 4.4; or

              (n) the proceeds of the repayment of any of the Permitted Subordinated Debt permitted to be repaid prior to one year following the Scheduled Termination Date shall not have been re-loaned by Holdings to the Borrower, unless the Agent shall have otherwise consented thereto in writing.

              SECTION 9.2. REMEDIES. Upon the occurrence and during the continuance of any Event of Default, the Agent (a) may, and shall at the request of the Requisite Lenders, by notice to the Borrower declare that all or any portion of the Revolving Credit Commitments be terminated, whereupon the obligation of each Lender to make any Loan and each Issuer to issue any Letter of Credit shall immediately terminate, and/or (b) may and shall at the request of the Requisite Lenders, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all


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

of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of the Event of Default specified in Section 9.1(f), the (i) the Revolving Credit Commitments of each Lender to make Loans and of each Lender and Issuer to issue or participate in Letters of Credit shall automatically be terminated and (ii) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, the Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

              SECTION 9.3. ACTIONS IN RESPECT OF LETTERS OF CREDIT. Upon the Revolving Credit Termination Date or as required by Section 2.9(b) the Borrower shall pay to the Agent in immediately available funds at the Agent's office referred to in Section 11.8, for deposit in a Cash Collateral Account, an amount equal to 105% of the sum of all outstanding Letter of Credit Obligations. The Agent may, from time to time after funds are deposited in a Cash Collateral Account, apply funds then held in a Cash Collateral Account to the payment of any amounts, in accordance with Section 2.13(f), as shall have become or shall become due and payable by the Borrower to the Issuers or Lenders in respect of the Letter of Credit Obligations. The Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application.

              SECTION 9.4. RESCISSION. If at any time after termination of the Revolving Credit Commitments and/or acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.1, then upon the written consent of the Requisite Lenders and written notice to the Borrower, the termination of the Revolving Credit Commitments and/or the acceleration and its consequences may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuers to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                                    ARTICLE X

                                    THE AGENT

              SECTION 10.1. AUTHORIZATION AND ACTION.

              (a) Each Lender and each Issuer hereby appoints Citicorp as the Agent hereunder and each Lender and each Issuer authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Loan Documents and the Intercreditor Agreement as are delegated to the Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuer hereby authorizes the Agent to execute and deliver, and to perform its obligations under, the Intercreditor Agreement and each of the Loan Documents to which such Agent is a party and to exercise all rights, powers and remedies that such Agent may have under such Loan

Documents and the Intercreditor Agreement and that under the Collateral Documents and the Intercreditor Agreement, the Agent is acting as agent for the Lenders, Issuers and the other Secured Parties.

              (b) As to any matters not expressly provided for by this Agreement, the other Loan Documents and the Intercreditor Agreement (including enforcement or collection), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders and each Issuer; provided, however, that the Agent shall not be required to take any action which (i) the Agent in good faith believes exposes it to personal liability unless the Agent receives an indemnification satisfactory to it from the Lenders and the Issuers with respect to such action or (ii) is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender and each Issuer prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

              (c) In performing its functions and duties hereunder and under the other Loan Documents and the Intercreditor Agreement, the Agent is acting solely on behalf of the Lenders and the Issuers and its duties are entirely administrative in nature. The Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or the Intercreditor Agreement or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuer or holder of any other Obligation. The Agent may perform any of its duties under any of the Loan Documents or the Intercreditor Agreement by or through its agents or employees.

              SECTION 10.2. AGENT'S RELIANCE, ETC. As between the Lenders, Issuers and the Agent, neither the Agent nor any of its Affiliates or any of the respective directors, officers, agents or employees of such Agent or any such Affiliate shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement, the Intercreditor Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Agent (a) may treat the payee of any Revolving Credit Note as its holder until such Revolving Credit Note has been assigned in accordance with Section 11.2;
(b) may rely on the Register to the extent set forth in Section 11.2(c); (c) may consult with legal counsel (including counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (d) makes no warranty or representation to any Lender or Issuer and shall not be responsible to any Lender or Issuer for any statements, warranties or representations made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any of the other Loan Documents; (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any of the terms, covenants or conditions of this Agreement, any of the other Loan Documents or the Intercreditor Agreement or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default; (f) shall not be responsible to any Lender or Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Loan Documents or the Intercreditor Agreement or any other instrument or document furnished pursuant hereto or thereto; and (g) shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.


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

              SECTION 10.3. THE AGENT INDIVIDUALLY. With respect to its Ratable Portion, Citicorp shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender or as one of the Requisite Lenders. Citicorp and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party as if it were not acting as the Agent.

              SECTION 10.4. LENDER CREDIT DECISION. Each Lender and each Issuer acknowledges that it shall, independently and without reliance upon the Agent or any other Lender conduct its own independent investigation of the financial condition and affairs of the Borrower and each other Loan Party in connection with the making and continuance of the Loans and with the issuance of the Letters of Credit. Each Lender and each Issuer also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

              SECTION 10.5. INDEMNIFICATION. Each Lender agrees to indemnify the Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), from and against such Lender's aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees and disbursements of legal counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, the Agent or any of their respective Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement, the other Loan Documents or the Intercreditor Agreement or any action taken or omitted by the Agent under this Agreement, the Intercreditor Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or such Affiliate's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees and disbursements of legal counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement, the Intercreditor Agreement or the other Loan Documents, to the extent that the Agent is not reimbursed for such expenses by the Borrower or another Loan Party.

              SECTION 10.6. SUCCESSOR AGENTS. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be


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

discharged from its duties and obligations under this Agreement, the Intercreditor Agreement and the other Loan Documents and the Intercreditor Agreement. Prior to any retiring Agent's resignation hereunder as Agent, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents. After such resignation, the retiring Agent shall continue to have the benefit of this
Article X as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

              SECTION 10.7. CONCERNING THE COLLATERAL AND THE COLLATERAL DOCUMENTS.

              (a) Each Lender and each Issuer agrees that (subject to the provisions of the Intercreditor Agreement) any action taken by the Agent or the Requisite Lenders (or, where required by the express terms of this Agreement or the Intercreditor Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents and the Intercreditor Agreement, and the exercise by the Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders, Issuers and other Secured Parties. Without limiting the generality of the foregoing, the Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuers with respect to all payments and collections arising in connection herewith and with the Collateral Documents; (ii) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by the Borrower or any of its Subsidiaries; (iii) act as collateral agent for the Lenders, the Issuers and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; provided, however, that the Agent hereby appoints, authorizes and directs each Lender and Issuer to act as collateral sub-agent for the Agent, the Lenders and the Issuers for purposes of the perfection of all security interests and Liens with respect to the Borrower's and its Subsidiaries' respective deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender or such Issuer; (iv) except as provided in the Intercreditor Agreement with respect to the Agent, manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents; and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document or the Intercreditor Agreement, exercise all remedies given to the Agent, the Lenders, the Issuers and the other Secured Parties with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

              (b) Each of the Lenders and the Issuers hereby directs, in accordance with the terms hereof, the Agent to release (or, in the case of clause (ii) below, release or subordinate) any Lien held by the Agent for the benefit of the Lenders and the Issuers:

                     (i) against all of the Collateral, upon termination of the
              Revolving Credit Commitments and payment and satisfaction in full of all Loans, Reimbursement Obligations and all other Obligations which have matured and which the Agent has been notified in writing are then due and payable (and, in respect of contingent Letter of Credit Obligations, with respect to which cash collateral has been deposited or a back-up letter of credit has been issued, in either case on terms satisfactory to the Agent and the applicable Issuers);


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

                     (ii) against any assets that are subject to a Lien
              permitted by Section 8.2(d) or (e); and

                     (iii) against any part of the Collateral sold or disposed
              of by a Loan Party if such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement) or, if not pursuant to such sale or disposition, against Collateral with a book value of up to $10,000,000, if such release is consented to by the Agent, or any part of the Collateral in excess of such amount, if such release is consented to by all the Lenders.

Each of the Lenders and the Issuers hereby directs the Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this
Section 10.7 promptly upon the effectiveness of any such release.

              SECTION 10.8. COLLATERAL MATTERS RELATING TO RELATED OBLIGATIONS. The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Secured Obligation which arises under any Hedging Contract or which is otherwise owed to Persons other than the Agent, the Lenders and the Issuers (collectively, "Related Obligations") solely on the condition and understanding, as among the Agent and all Secured Parties, that (i) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Agent shall hold, and have the right and power to act with respect to, the Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the Agent is otherwise acting solely as agent for the Lenders and the Issuers and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations; (ii) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation; and (iii) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Agent and the Requisite Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Revolving Credit Commitments and its own interest in the Loans, Letter of Credit Obligations and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby; and
(iv) no holder of Related Obligations and no other Secured Party (except the Agent, the Lenders and the Issuers, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents; and (v) no holder of any Related Obligation shall exercise any right of setoff, banker's lien or similar right except as expressly provided in Section 11.6.


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

                                   ARTICLE XI

                                  MISCELLANEOUS

              SECTION 11.1. AMENDMENTS, WAIVERS, ETC.

              (a) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender, in addition to the Requisite Lenders, do any of the following:

                     (i) waive any of the conditions specified in Section 3.1 or
              3.2 except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders;

                     (ii) increase the Revolving Credit Commitments of the
              Lenders or subject the Lenders to any additional obligations;

                     (iii) extend the scheduled final maturity of any Loan, or
              waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal (it being understood that Section 2.9 does not provide for scheduled dates fixed for payment) or of the Revolving Credit Commitments;

                     (iv) reduce the principal amount of any Loan or
              Reimbursement Obligation (other than by the payment or prepayment thereof);

                     (v) reduce the rate of interest on any Loan or
              Reimbursement Obligations (without the consent of the Issuer) or any fee payable hereunder;

                     (vi) postpone any scheduled date fixed for payment of such interest or fees;

                     (vii) change the aggregate Ratable Portions of the Lenders which shall be required for the Lenders or any of them to take any action hereunder;

                     (viii) increase the Advance Rates more than five percentage points above the maximum rates set forth in the definition thereof;

                     (ix) release any of the Collateral except as provided in
              Section 10.7(b) or release any Subsidiary Guarantor from its obligations under the Guaranty except in connection with sale or other disposition permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement);

                     (x) amend Section 10.7(b) or this Section 11.1 or the
              definition of the terms "Requisite Lenders" or "Ratable Portion";
              or


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

                     (xi) amend the Intercreditor Agreement if such amendment is materially adverse to the Lenders or to the Collateral;

and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent, as the case may be, under this Agreement or the other Loan Documents or the Intercreditor Agreement.

              (b) The Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

              (c) Notwithstanding anything herein to the contrary, in the event that the Borrower shall have requested each of the Lenders, in writing, to agree to an amendment, modification, waiver or consent with respect to any particular provision or provisions hereof, and any such Lender shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with such request (in the case of its statement of agreement, subject to satisfactory documentation and such other conditions it may specify) within 30 days of such request, then such Lender hereby irrevocably authorizes the Agent to agree or disagree, in full or in part, and in the Agent's sole discretion, to such requests on behalf of such Lender as such Lender's attorney-in-fact and to execute and deliver any writing approved by the Agent which evidences such agreement as such Lender's duly authorized agent for such purposes.

              (d) In connection with any proposed amendment, modification, waiver or termination (a "Proposed Change") requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 11.1 being referred to as a "Non-Consenting Lender"), then, so long as the Lender that is acting as the Agent is not a Non-Consenting Lender, at the Borrower's request, the Agent or an Eligible Assignee that is acceptable to the Agent shall have the right with the Agent's consent and in the Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Agent's request, sell and assign to the Lender that is acting as the Agent or such Eligible Assignee, all of the Commitments, Term Loans and Revolving Credit Outstandings of such Non-Consenting Lender for an amount equal to the principal balance of all Revolving Loans held by the Non-Consenting Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Acceptance.

              SECTION 11.2. ASSIGNMENTS AND PARTICIPATIONS.

              (a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Revolving Credit Loans, the Swing Loans and the Letters of Credit); provided, however, that (i) such assignment shall cover the same percentage of such Lender's Revolving Credit Outstandings and Revolving Credit Commitment, (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the Assignor's entire interest) be less than $10,000,000 or an integral multiple of $1,000,000 in


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

excess thereof, except, in either case, (A) with the consent of the Borrower and the Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of such Lender, and (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Agent and the Borrower (which consent shall not be unreasonably withheld or delayed); provided, however, that notwithstanding any other provision of this Section 11.2, the consent of the Borrower shall not be required for any assignment which occurs when any Event of Default shall have occurred and be continuing.

              (b) The parties to each assignment shall execute and deliver to the Agent, for its acceptance and recording, an Assignment and Acceptance, together with any Revolving Credit Note (if the assigning Lender's Loans are evidenced by a Revolving Credit Note) subject to such assignment. Upon such execution, delivery, acceptance and recording and the receipt by the Agent from the assignee of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, and if such Lender were an Issuer, of such Issuer hereunder and thereunder, and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents and the Intercreditor Agreement, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents and the Intercreditor Agreement, such Lender shall cease to be a party hereto).

              (c) The Agent shall maintain at its address referred to in Section
11.3 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recording of the names and addresses of the Lenders and the Revolving Credit Commitments of and principal amount of the Loans and Letter of Credit Obligations owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent demonstrable error, and the Loan Parties, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

              (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by such assignee, execute and deliver to the Agent, new Revolving Credit Notes to the order of such assignee in an amount equal to the Revolving Credit Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Revolving Credit Note for exchange in connection with the assignment and has retained Revolving Credit Commitments hereunder, new Revolving Credit Notes to the order of the assigning Lender in an amount equal to the Revolving Credit Commitments retained by it hereunder. Such new Revolving Credit Notes shall be dated the same date as the surrendered Revolving Credit Notes and be in substantially the form of Exhibit B.


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

              (e) In addition to the other assignment rights provided in this
Section 11.2, each Lender may assign, as collateral or otherwise, any of its rights under this Agreement (including rights to payments of principal or interest on the Loans) to (i) any Federal Reserve Bank pursuant to Regulation A of the Federal Reserve Board without notice to or consent of the Borrower or the Agent and (ii) any trustee for the benefit of the holders of such Lender's Securities; provided, however, that no such assignment shall release the assigning Lender from any of its obligations hereunder.

              (f) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to Revolving Credit Loans and Letters of Credit); provided, however, that the Agent shall be notified of the terms of any participation prior to the sale thereof. The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights which such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with Section 10.7(b). In the event of the sale of any participation by any Lender, (A) such Lender's obligations under the Loan Documents and the Intercreditor Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (C) such Lender shall remain the holder of such Obligations for all purposes of this Agreement, and
(D) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of Sections 2.14(d), 2.15 and 2.16 as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to pay to any participant of any interest of any Lender, any sum in excess of the sum which the Borrower would have been obligated to pay to such Lender in respect of such interest had such participation not been sold.

              (g) Any Issuer may at any time assign its rights and obligations hereunder to any other Lender by an instrument in form and substance satisfactory to the Borrower, the Agent, such Issuer and such Lender. If any Issuer ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 11.2, then, as of the effective date of such cessation, such Issuer's obligations to issue Letters of Credit pursuant to Section 2.04 shall terminate and such Issuer shall be an Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.

              SECTION 11.3. COSTS AND EXPENSES.

              (a) The Borrower agrees upon demand to pay, or reimburse Agent (after application of any deposit given to the Agent to cover such costs and expenses) for, all of the Agent's reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of the Agent's counsel, Weil, Gotshal & Manges LLP, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers,


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

and other consultants and agents) incurred by Agent in connection with (i) the Agent's audit and investigation of the Borrower and its Subsidiaries in connection with the preparation, negotiation and execution of the Loan Documents and the Intercreditor Agreement and the Agent's periodic audits of the Borrower and its Subsidiaries, as the case may be; (ii) the preparation, negotiation, execution and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in
Article III), the Loan Documents and the Intercreditor Agreement and any proposal letter or commitment letter issued in connection therewith and the making of the Loans hereunder; (iii) the creation, perfection or protection of the Liens under the Loan Documents (including, without limitation, any reasonable fees and expenses for local counsel in various jurisdictions); (iv) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Agent's rights and responsibilities hereunder and under the other Loan Documents; (v) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents and the Intercreditor Agreement; (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of the Borrower's Subsidiaries, this Agreement or any of the other Loan Documents or the Intercreditor Agreement; (vii) the response to, and preparation for, any subpoena or request for document production with which the Agent is served or deposition or other proceeding in which an Agent is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any of the Borrowers' Subsidiaries, this Agreement or any of the other Loan Documents or the Intercreditor Agreement; and (viii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents or the Intercreditor Agreement and the preparation, negotiation, and execution of the same.

              (b) The Borrower further agrees to pay or reimburse the Agent and each of the Lenders and Issuers upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Agent, such Lenders or Issuers (i) in enforcing any Loan Document or the Intercreditor Agreement or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default;
(ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of the Borrowers' Subsidiaries and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents or the Intercreditor Agreement; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above.

              SECTION 11.4. INDEMNITIES.

              (a) The Borrower agrees to indemnify and hold harmless each Agent, each Lender and each Issuer and each of their respective Affiliates, and each of the directors, officers, employees, agents, representative, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article III) (each such Person being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including reasonable fees and disbursements of counsel to any such Indemnitee) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct,


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

indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, the Intercreditor Agreement, any Obligation, any Letter of Credit, the Disclosure Documents, the Disclosure Statement, or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any obligation under this
Section 11.4 to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, Indemnified Matters include
(i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Borrower or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate; (ii) any costs or liabilities incurred in connection with any Remedial Action concerning the Borrower or any of its Subsidiaries;
(iii) any costs or liabilities incurred in connection with any Environmental Lien; (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including CERCLA and applicable state property transfer laws, whether, with respect to any of such matters, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower or any of its Subsidiaries, or the owner, lessee or operator of any property of the Borrower or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in clauses (i), (ii), (iii) and (iv) above, to the extent (A) incurred following foreclosure by the Agent, any Lender or any Issuer, or the Agent, any Lender or any Issuer having become the successor in interest to the Borrower or any of its Subsidiaries, and (B) attributable solely to acts of the Agent, such Lender or such Issuer or any agent on behalf of the Agent or such Lender.

              (b) The Borrower shall indemnify the Agent, the Lenders and each Issuer for, and hold the Agent, the Lenders and each Issuer harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Agent, the Lenders and the Issuers for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

              (c) The Agent, each Lender and each Issuer agree that in the event that any such investigation, litigation or proceeding set forth in subparagraph
(b) above is asserted or threatened in writing or instituted against it or any other Indemnitee, or any Remedial Action, is requested of it or any of its officers, directors, Agent and employees, for which any Indemnitee may desire indemnity or defense hereunder, such Indemnitee shall promptly notify the Borrower in writing and of any proposed settlement thereof.

              (d) The Borrower, at the request of any Indemnitee, shall have the obligation to defend against such investigation, litigation or proceeding or requested Remedial Action and the Borrower, in any event, may participate in the defense thereof with legal counsel of the Borrower's choice. In the event that such Indemnitee requests the Borrower to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrower's obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

              (e) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 11.4) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

              SECTION 11.5. LIMITATION OF LIABILITY. The Borrower agrees that no individual who is an Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, except to the extent such liability is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages and the Borrower hereby waives, releases and agrees (for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

              SECTION 11.6. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.6 are in addition to the other rights and remedies (including other rights of set-off) which such Lender may have.

              SECTION 11.7. SHARING OF PAYMENTS, ETC.

              (a) If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Revolving Loans made by it (other than pursuant to Sections 2.14, 2.15 or 2.16) in excess of its Ratable Portion of payments obtained by all the Lenders on account of such Obligations, such Lender (a "Purchasing Lender") shall (subject to the provisions of the Intercreditor Agreement) forthwith purchase from the other Lenders (each, a "Selling Lender") such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

              (b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment to

(ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

              (c) The Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 11.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

              SECTION 11.8. NOTICES, ETC. All notices, demands, requests and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record, and addressed to the party to be notified as follows:

              (a) if to the Borrower:

                  Geneva Steel LLC
                  10 South Geneva Road
                  Vineyard, Utah  84058
                  Attention:  Chief Financial Officer
                  Telecopy no.:  (801) 227-9016

                  with a copy to:

                  Parr Waddoups Brown Gee & Loveless
                  185 South State Street
                  Suite 1300
                  Salt Lake City, Utah  84111
                  Attention:  Roger D. Henriksen, Esq.
                  Telecopy no.:  (801) 532-7750

              (b) if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II or on the signature page of any applicable Assignment and Acceptance;

              (c) if to any Issuer, at the address set forth under its name on
Schedule II; and

              (d) if to the Agent:

                  Citicorp USA, Inc.
                  399 Park Avenue
                  New York, New York  10043
                  Attention:  Keith R. Karako
                  Telecopy no.:  (212) 793-1290
                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue,
                  New York, New York  10153-0119
                  Attention:  Ronald F. Daitz, Esq.
                  Telecopy no :  (212) 310-8007

or at such other address as shall be notified in writing (i) in the case of the Borrower and the Agent, to the other parties and (ii) in the case of all other parties, to the Borrower and the Agent. All such notices and communications shall be effective upon personal delivery (if delivered by hand, including any overnight courier service), when deposited in the mails (if sent by mail), or when properly transmitted (if sent by a telecommunications device); provided, however, that notices and communications to the Agent pursuant to Article II or X shall not be effective until received by the Agent.

              SECTION 11.9. NO WAIVER; REMEDIES. No failure on the part of any Lender, Issuer or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

              SECTION 11.10. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and the Agent shall have been notified by each Lender that such Lender has executed it and thereafter it shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

              SECTION 11.11. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

              SECTION 11.12. SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

              (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

              (b) The Borrower hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any of the other Loan Documents by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to the Borrower at its address specified in Section 11.8. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

              (c) Nothing contained in this Section 11.12 shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower or any other Loan Party in any other jurisdiction.

              (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

              SECTION 11.13. WAIVER OF JURY TRIAL. THE AGENT, THE LENDERS, THE ISSUERS AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

              SECTION 11.14. MARSHALING; PAYMENTS SET ASIDE. None of the Agent, any Lender or any Issuer shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Agent, the Lenders or the Issuers or any of such Persons receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

              SECTION 11.15. SECTION TITLES. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

              SECTION 11.16. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrower and the Agent.

              SECTION 11.17. ENTIRE AGREEMENT. This Agreement, together with all of the other Loan Documents, and the Intercreditor Agreement and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

              SECTION 11.18. CONFIDENTIALITY. Each Lender and each Agent agree to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's or the Agent's, as the case may be, customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's or such Agent's, as the case may be, employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender or the Agent, as the case may be, on a non-confidential basis from a source other than the Borrower, (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, or (d) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this Section 11.18.

              SECTION 11.19. NO RECOURSE AGAINST OTHERS. A current or former director, officer, employee or stockholder, as such, of any Loan Party shall not have any liability for any obligations of any Loan Party under the Loan Documents or for any claim based on, in respect of or by reason of the Obligations or their creation under any theory of recovery; provided, however, that the foregoing shall not be deemed to relieve any such Person from any liability arising from fraud, gross misconduct or recklessness. In no event, however, shall a current or former director, officer, employee or stockholder, as such, be liable on any theory of liability for any special, indirect, consequential or punitive damages.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        GENEVA STEEL LLC


                                        By:  /s/ JOSEPH A. CANNON
                                            ------------------------------------
                                            Title: CEO


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                        CITICORP USA, INC.
                                           as Agent


                                        By:  /s/ KEITH R. KARAKO
                                            ------------------------------------
                                            Title: Vice-President


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                        Issuer


                                        CITIBANK, N.A.


                                        By: /s/ Keith R. Karako
                                            ------------------------------------
                                            Title: Vice President


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                        Lenders


                                        CITICORP USA, INC.


                                        By: /s/ Keith R. Karako
                                            ------------------------------------
                                            Title: Vice President


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                        FOOTHILL CAPITAL CORPORATION


                                        By: /s/ Rina H. Shinoda
                                            ------------------------------------
                                            Title: Vice President


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                       IBJ WHITEHALL BUSINESS CREDIT CORPORATION


                                       By:  /s/ JOHN FAVALE
                                           -------------------------------------
                                           Title: AVP


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                        HELLER FINANCIAL, INC.


                                        By:  /s/ TOM BUKAWSKY
                                            ------------------------------------
                                            Title: Senior Vice President


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                        GMAC BUSINESS CREDIT, LLC


                                        By: /s/ JOHN BUFF
                                            ------------------------------------
                                            Title: Director


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----
Article I         Definitions, Interpretation And Accounting Terms...................1

        Section 1.1.      Defined Terms..............................................1

        Section 1.2.      Computation of Time Periods...............................29

        Section 1.3.      Accounting Terms and Principles...........................29

        Section 1.4.      Certain Terms.............................................30

Article II        The Facility......................................................31

        Section 2.1.      The Revolving Credit Commitments..........................31

        Section 2.2.      Borrowing Procedures......................................31

        Section 2.3.      Swing Loans...............................................32

        Section 2.4.      Letters of Credit.........................................33

        Section 2.5.      Reduction and Termination of the Revolving Credit
               Commitments..........................................................37

        Section 2.6.      Repayment of Loans........................................38

        Section 2.7.      Evidence of Debt..........................................38

        Section 2.8.      Optional Prepayments......................................38

        Section 2.9.      Mandatory Prepayments.....................................38

        Section 2.10.     Interest..................................................39

        Section 2.11.     Conversion/Continuation Option............................40

        Section 2.12.     Fees......................................................40

        Section 2.13.     Payments and Computations.................................41

        Section 2.14.     Special Provisions Governing Eurodollar Rate Loans........44

        Section 2.15.     Capital Adequacy..........................................45

        Section 2.16.     Taxes.....................................................46

        Section 2.17.     Substitution of Lenders...................................47

        Section 2.18.     Certain Limitations on Indemnification....................48

Article III       Conditions To Loans And Letters Of Credit.........................48

        Section 3.1.      Conditions Precedent to Initial Loans and Letters of
               Credit...............................................................48

        Section 3.2.      Conditions Precedent to Each Loan and Letter of Credit....51

Article IV        Representations and Warranties....................................52

        Section 4.1.      Entity Existence; Compliance with Law.....................52

        Section 4.2.      Power; Authorization; Enforceable Obligations.............53

        Section 4.3.      Ownership of Subsidiaries.................................53

        Section 4.4.      Financial Statements......................................54

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                   PAGE
                                                                                   ----
        Section 4.5.      Material Adverse Change...................................54

        Section 4.6.      Solvency..................................................55

        Section 4.7.      Litigation................................................55

        Section 4.8.      Taxes.....................................................55

        Section 4.9.      Full Disclosure...........................................56

        Section 4.10.     Margin Regulations........................................56

        Section 4.11.     No Burdensome Restrictions; No Defaults...................56

        Section 4.12.     Investment Company Act; Public Utility Holding Company
               Act..................................................................56

        Section 4.13.     Use of Proceeds...........................................56

        Section 4.14.     Insurance.................................................57

        Section 4.15.     Labor Matters.............................................57

        Section 4.16.     ERISA.....................................................57

        Section 4.17.     Environmental Matters.....................................58

        Section 4.18.     Intellectual Property.....................................59

        Section 4.19.     Title; Real Property......................................59

        Section 4.20.     Plan of Reorganization....................................60

        Section 4.21.     Material Subsidiaries.....................................60

Article V         Financial Covenants...............................................60

        Section 5.1.      Maintenance of Consolidated Cash Flow.....................60

        Section 5.2.      Capital Expenditures......................................60

        Section 5.3.      EBITDA to Cash Interest Expense...........................61

        Section 5.4.      Senior Leverage Ratio.....................................62

        Section 5.5.      Maintenance of Tangible Net Worth.........................62

Article VI        Reporting Covenants...............................................62

        Section 6.1.      Financial Statements......................................62

        Section 6.2.      Default Notices...........................................64

        Section 6.3.      Litigation................................................65

        Section 6.4.      Asset Sales...............................................65

        Section 6.5.      SEC Filings; Press Releases...............................65

        Section 6.6.      Labor Relations...........................................65

        Section 6.7.      Tax Returns...............................................65

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                   PAGE
                                                                                   ----
        Section 6.8.      Insurance.................................................65

        Section 6.9.      ERISA Matters.............................................65

        Section 6.10.     Environmental Matters.....................................66

        Section 6.11.     Borrowing Base Determination..............................67

        Section 6.12.     Other Information.........................................67

Article VII       Affirmative Covenants.............................................67

        Section 7.1.      Preservation of Corporate Existence, Etc..................67

        Section 7.2.      Compliance with Laws, Etc.................................68

        Section 7.3.      Conduct of Business.......................................68

        Section 7.4.      Payment of Taxes, Etc.....................................68

        Section 7.5.      Maintenance of Insurance..................................68

        Section 7.6.      Access....................................................68

        Section 7.7.      Keeping of Books..........................................68

        Section 7.8.      Maintenance of Properties, Etc............................69

        Section 7.9.      Application of Proceeds...................................69

        Section 7.10.     Environmental.............................................69

        Section 7.11.     Additional Collateral and Guaranties......................69

        Section 7.12.     Interest Rate Contracts...................................69

        Section 7.13.     Real Property.............................................69

        Section 7.14.     Post-Closing Matters......................................70

        Section 7.14.     Post-Closing Matters TC "Section 7.14.    Post-Closing
               Matters" \l "2".  Within 30 days after the Initial Closing Date, the
               Borrower shall provide to the Agent Blocked Account Letters from the
               Blocked Account Banks................................................70

Article VIII      Negative Covenants................................................70

        Section 8.1.      Indebtedness..............................................70

        Section 8.2.      Liens, Etc................................................71

        Section 8.3.      Investments...............................................72

        Section 8.4.      Sale of Assets............................................73

        Section 8.5.      Restricted Payments.......................................73

        Section 8.6.      Restriction on Fundamental Changes; Permitted Acquisitions74

        Section 8.7.      Change in Nature of Business..............................74

        Section 8.8.      Transactions with Affiliates..............................75

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                   PAGE
                                                                                   ----
        Section 8.9.      Restrictions on Restricted Subsidiary Distributions; No New
               Negative Pledge......................................................75

        Section 8.10.     Plans.....................................................75

        Section 8.11.     Modification of Constituent Documents.....................76

        Section 8.12.     Modification of  Other Debt Agreements....................76

        Section 8.13.     Accounting Changes; Fiscal Year...........................76

        Section 8.14.     Margin Regulations........................................76

        Section 8.15.     Operating Leases; Sale/Leasebacks.........................76

        Section 8.16.     Cancellation of Indebtedness Owed to It...................77

        Section 8.17.     No Speculative Transactions...............................77

        Section 8.18.     Compliance with ERISA.....................................77

        Section 8.19.     Environmental.............................................77

        Section 8.20.     Material Subsidiaries.....................................77

Article IX        Events of Default.................................................77

        Section 9.1.      Events of Default.........................................77

        Section 9.2.      Remedies..................................................79

        Section 9.3.      Actions in Respect of Letters of Credit...................80

        Section 9.4.      Rescission................................................80

Article X         The Agent.........................................................80

        Section 10.1.     Authorization and Action..................................80

        Section 10.2.     Agent's Reliance, Etc.....................................81

        Section 10.3.     The Agent Individually....................................82

        Section 10.4.     Lender Credit Decision....................................82

        Section 10.5.     Indemnification...........................................82

        Section 10.6.     Successor Agents..........................................82

        Section 10.7.     Concerning the Collateral and the Collateral Documents....83

        Section 10.8.     Collateral Matters Relating to Related Obligations........84

Article XI        Miscellaneous.....................................................85

        Section 11.1.     Amendments, Waivers, Etc..................................85

        Section 11.2.     Assignments and Participations............................86

        Section 11.3.     Costs and Expenses........................................88

        Section 11.4.     Indemnities...............................................89

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                   PAGE
                                                                                   ----
        Section 11.5.     Limitation of Liability...................................91

        Section 11.6.     Right of Set-off..........................................91

        Section 11.7.     Sharing of Payments, Etc..................................91

        Section 11.8.     Notices, Etc..............................................92

        Section 11.9.     No Waiver; Remedies.......................................93

        Section 11.10.    Binding Effect............................................93

        Section 11.11.    Governing Law.............................................93

        Section 11.12.    Submission to Jurisdiction; Service of Process............93

        Section 11.13.    Waiver of Jury Trial......................................94

        Section 11.14.    Marshaling; Payments Set Aside............................94

        Section 11.15.    Section Titles............................................94

        Section 11.16.    Execution in Counterparts.................................94

        Section 11.17.    Entire Agreement..........................................94

        Section 11.18.    Confidentiality...........................................94

        Section 11.19.    No Recourse Against Others................................95

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                    SCHEDULES

Schedule I            -      Revolving Credit Commitments
Schedule II           -      Applicable Lending Offices and Addresses for Notices
Schedule III          -      Advance Rates
Schedule 4.2          -      Consents
Schedule 4.3          -      Ownership of Subsidiaries
Schedule 4.7          -      Litigation
Schedule 4.15         -      Labor Matters
Schedule 4.16         -      List of Plans
Schedule 4.17         -      Environmental Matters
Schedule 4.18         -      Intellectual Property
Schedule 8.1          -      Existing Indebtedness
Schedule 8.2          -      Existing Liens
Schedule 8.3          -      Existing Guaranty Obligations
Schedule 8.3          -      Existing Investments

                                    EXHIBITS

Exhibit A             -      Form of Assignment and Acceptance
Exhibit B             -      Form of Revolving Credit Note
Exhibit C             -      Form of Notice of Borrowing
Exhibit D             -      Form of Letter of Credit Request
Exhibit E             -      Form of Borrowing Base Certificate
Exhibit F             -      Form of Notice of Conversion or Continuation
Exhibit G             -      Form of Opinion of Counsel for the Loan Parties
Exhibit H             -      Form of Guaranty
Exhibit I             -      Form of Security Agreement
Exhibit J             -      Form of Bailee's Letter
Exhibit K             -      Form of Consignor's Letter
Exhibit L             -      Form of Landlord Waiver
Exhibit M             -      Form of Subordination Agreement
Exhibit N             -      Form of Intercreditor Agreement
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